UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Occidental Petroleum Corporation

2017 Proxy Statement

Notice of Annual Meeting of Stockholders

Annual Meeting | Friday, May 12, 2017

Occidental Petroleum Conference Center | 5 Greenway Plaza, Houston, Texas

DEAR STOCKHOLDERS,

On behalf of the Board of Directors, we are pleased to invite you to attend Occidental’s 2017 Annual Meeting of Stockholders, which will be held at the Occidental Petroleum Conference Center, 5 Greenway Plaza, Houston, Texas 77046, on Friday, May 12, 2017, at 9:00 a.m.

Before the meeting begins, there will be an opportunity to meet informally with members of Occidental’s management team. As in the past, there will be a report on operations and an opportunity for you to ask questions at the meeting.

2016 was a significant year for Occidental, as we continued the strategic review started in 2013 and focused our organization on areas where we have sustainable competitive advantages due to our portfolio, technology and people. Despite the challenging commodity price environment, we grew our production from ongoing operations, successfully executed major long-term projects and meaningfully lowered our production costs while demonstrating our commitment to the dividend.

Looking ahead, we will remain committed to disciplined capital allocation. While recent improvements in oil prices are encouraging, we will stay focused on cost improvements and operating efficiencies. Our goal is to grow profitably and safely.

A meeting agenda and details follow, as well as voting instructions. We encourage you to vote promptly so that your shares will be represented and properly voted at the meeting.

Sincerely,

Vicki Hollub	Eugene L. Batchelder
President and Chief Executive Officer	Chairman of the Board

2017 ANNUAL MEETING

  Notice of Annual Meeting of Stockholders

Occidental’s 2017 Annual Meeting of Stockholders will be held at 9:00 a.m. on Friday, May 12, 2017, at the Occidental Petroleum Conference Center, 5 Greenway Plaza, Houston, Texas 77046.

At the meeting, stockholders will act on the following matters and consider all other matters properly brought before the meeting:

■	Proposal 1: Election of 11 directors to serve until the 2018 Annual Meeting

■	Proposal 2: Advisory vote approving executive compensation

■	Proposal 3: Advisory vote on the frequency of future advisory votes approving executive compensation

■	Proposal 4: Ratification of the selection of KPMG LLP as independent auditors

■	Proposals 5-8: Four stockholder proposals, if properly presented at the meeting

■	To transact such other business as may properly come before the meeting

Stockholders of record at the close of business on March 14, 2017 are entitled to receive notice of, attend and to vote at the meeting. Admittance to the meeting will require an admission ticket. Please see “Admission to the Annual Meeting” on page 66 for details.

Whether you plan to attend the meeting or not, it is important that you vote by following the Internet or telephone instructions provided in the Notice of Internet Availability. If you received a paper copy of the proxy materials or a voting instruction form, you may also vote by marking, signing and returning the proxy or voting instruction card in the envelope provided. This will ensure that your shares are represented and will save Occidental additional expenses of soliciting proxies.

By Order of the Board,

H. Elliott Heide
Vice President and Corporate Secretary

Occidental Petroleum Corporation
5 Greenway Plaza, Suite 110
Houston, Texas 77046

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PROXY STATEMENT SUMMARY

This section highlights certain important information presented in this Proxy Statement and is intended to assist you in evaluating the matters to be voted on at the meeting. We encourage you to read the Proxy Statement in its entirety before you cast your vote. For more information regarding Occidental’s 2016 performance, please review Occidental’s Annual Report on Form 10-K for the year ended December 31, 2016 (the Annual Report).

Matters to be Voted on

		Board Vote Recommendation	Page Reference (for more detail)
Proposal 1:	Election of Directors	FOR each Director Nominee	9
Proposal 2:	Advisory Vote Approving Executive Compensation	FOR	52
Proposal 3:	Advisory Vote on the Frequency of Future Advisory	FOR every ONE	54
	Votes Approving Executive Compensation	year
Proposal 4:	Ratification of the Selection of the Independent Auditors	FOR	55
Proposals 5-8:	Stockholder Proposals	AGAINST	57

Corporate Governance Highlights

The Board of Directors is committed to strong corporate governance policies and practices and continually reviews evolving best practices in governance and seeks input on governance matters from Occidental’s stockholders. Occidental’s corporate governance highlights, which are discussed in more detail beginning on page 16, include:

■	Independent Chairman of the Board	■	Policy prohibiting hedging of Occidental’s common stock
■	Annual elections of the entire Board	■	Stockholder right to proxy access
■	Majority voting for directors and, in uncontested elections, mandatory resignation if a majority vote is not received	■	Ability of stockholders to act by written consent
■	Standing Board committees comprised entirely of independent directors	■	Ability of stockholders to call special meetings
■	Annual evaluation of the Board and its committees	■	No stockholder rights (poison pill) or similar plan
■	Director retirement age policy of 75	■	Demonstrated commitment to Board refreshment
■	Meaningful stock ownership guidelines for directors and executive officers	■	Confidential Voting Policy

How to Vote

You can vote by any of the following methods:

ONLINE	CALL	MAIL	IN PERSON
Online using your smartphone or computer at www.proxyvote.com	By telephone call to 1-800-690-6903	Completing, signing and returning your proxy or voting instruction card in the postage-paid envelope	If you plan to attend the Annual Meeting in person, you must request an admission ticket. Please see page 66 for details regarding how to request an admission ticket, and materials you must bring with you to the Annual Meeting.

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Director Nominees

				Committee Memberships
Name	Principal Occupation	Director since	Independent
Spencer Abraham	Chairman and Chief Executive Officer, The Abraham Group LLC	2005
Howard I. Atkins	Former Senior Executive Vice President and Chief Financial Officer, Wells Fargo	2010
Eugene L. Batchelder	Former Senior Vice President and Chief Administrative Officer, ConocoPhillips	2013
John E. Feick	Chairman, Matrix Solutions Inc.	1998
Margaret M. Foran	Chief Governance Officer, Senior Vice President and Corporate Secretary, Prudential Financial	2010
Carlos M. Gutierrez	Co-Chair, Albright Stonebridge Group	2009
Vicki Hollub	President and Chief Executive Officer, Occidental	2015
William R. Klesse	Former Chief Executive Officer and Chairman of the Board, Valero Energy	2013
Jack B. Moore	Former President and Chief Executive Officer, Cameron International	2016
Avedick B. Poladian	Former Executive Vice President and Chief Operating Officer, Lowe Enterprises	2008
Elisse B. Walter	Former Chairman, U.S. Securities and Exchange Commission	2014

Chair	Audit Committee	Corporate Governance, Nominating and Social Responsibility

Member	Environmental, Health and Safety Committee	Executive Compensation Committee

Composition Highlights of Director Nominees

The Board of Directors annually evaluates the Board’s standing committees and the overall Board to assess, among other things, whether the Board is functioning effectively and possesses the necessary diversity of skills, backgrounds and experiences to meet Occidental’s needs.

INDEPENDENCE	TENURE	GENDER DIVERSITY

Occidental requires that at least two-thirds of its Board members must be independent. All of the director nominees are independent, except Ms. Hollub. All standing committees of the Board are composed entirely of independent directors.	The average tenure of the director nominees is approximately seven years, which reflects a balance of company experience and new perspectives. In 2016, Occidental’s board appointed a new director, Mr. Moore, who has over thirty years of experience in the energy industry.	The Board is committed to achieving a diverse and broadly inclusive membership. 3 of our 11 director nominees are women.

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2016 Business Performance Highlights

(for more detail, please see the Annual Report)

Despite the challenging commodity price environment, Occidental significantly reduced its operating costs while increasing Occidental’s worldwide production from ongoing operations. Occidental demonstrated its commitment to the dividend as the Board increased the dividend by $0.04 per share on an annualized basis. Management successfully continued the strategic review it started in 2013, and international operations are now focused on four core countries where Occidental has decades of experience – Oman, Qatar, and the United Arab Emirates in the Middle East and Colombia in Latin America.

SPENDING LESS	PRODUCING MORE	DIVIDEND COMMITMENT

Total spend per barrel (TSPB), an operational efficiency metric Occidental uses to calculate overhead, operating and capital cost per barrel of production, fell over 30% in 2016, from $40.24 in 2015, to $28.37. This represents a decrease in TSPB of over 50% since 2014.	Occidental’s production from ongoing operations grew from 565,000 barrels of oil equivalent (BOE) per day in 2015, to 602,000 BOE per day in 2016, an increase of approximately 7%.	In 2016, for the fourteenth consecutive year, Occidental’s Board of Directors increased the dividend, returning $2.3 billion to Occidental’s stockholders in 2016.

Executive Compensation Program

In 2016, the Compensation Committee strived to develop a compensation program designed not only to be consistent with industry practice, but also to attract and retain outstanding executives by providing incentives to reward them for superior performance that supports Occidental’s long-term strategic objectives. The 2016 executive compensation program is intended to:

Be highly aligned with stockholder interests;

Preserve performance accountability in both strong and weak commodity price environments;

Build long-term share ownership;

Provide a consistent retention incentive;

Simplify the executive compensation program;

Address the recent need to grant one-time awards, which are intended only for exceptional circumstances; and

Match or exceed prevailing governance standards for performance-based compensation.

The 2016 executive compensation program is described in detail in the Compensation Discussion and Analysis section, beginning on page 20.

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Elements of Executive Compensation

Consistent with Occidental’s philosophy on executive compensation, the majority of named executive officer compensation is performance-based, and can only be realized if Occidental meets applicable performance goals. The allocation of the compensation elements in 2016 to the named executive officers is shown below and is based on compensation as reported in the Summary Compensation Table (see page 37).

ALLOCATION OF COMPENSATION ELEMENTS IN 2016(1)

(1)	Amounts shown reflect salary paid in 2016, Annual Cash Incentive awards for 2016, which were paid in 2017 based on 2016 performance, and the grant date value of the Long-Term Incentive awards granted in 2016. The compensation arrangements of Mr. Stephen I. Chazen, the former Chief Executive Officer, were the result of an agreement between Mr. Chazen and the Board and were unique to him. As a result, Mr. Chazen’s compensation is not included.

Highlights of Executive Compensation Program Policies and Practices

The executive compensation program for the named executive officers includes many best-practice features that are intended to enhance the alignment of compensation with the interests of Occidental’s stockholders:

What We Do	What We Don’t Do
Majority of named executive officer compensation linked to performance	No automatic single-trigger vesting of equity awards in the event of a change-in-control

Long-term incentive awards payable solely in shares of common stock	No individual change-in-control contracts

Objective TSR metric underlying the performance-based portion of the long-term incentive award aligned with stockholder interests	No backdating or repricing of stock options

Meaningful stock ownership guidelines for executive officers	No payout of the TSR award if Occidental’s TSR ranks in the bottom quarter of the peer group

Golden Parachute Policy capping golden parachute payments in excess of 2.99 times base salary and bonus, unless approved by stockholders	No hedging of Occidental’s stock

Clawback provisions in the 2015 Long-Term Incentive Plan and the plan underlying the Annual Cash Incentive for misconduct	No “golden coffin” provisions

Independent Compensation Consultant Policy requiring that the compensation consultant be independent from management	No individual supplemental executive retirement arrangements

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PROPOSAL 1:	ELECTION OF DIRECTORS

Director Nominees

The Board of Directors is nominating the eleven individuals identified below for election as directors. Unless you specify differently, proxies received will be voted FOR Spencer Abraham, Howard I. Atkins, Eugene L. Batchelder, John E. Feick, Margaret M. Foran, Carlos M. Gutierrez, Vicki Hollub, William R. Klesse, Jack B. Moore, Avedick B. Poladian and Elisse B. Walter to serve for a one-year term ending at the 2018 Annual Meeting, but in any event, until his or her successor is elected and qualified, unless ended earlier due to his or her death, resignation, disqualification or removal from office. All of the nominees are currently directors of Occidental who were elected by stockholders at the 2016 Annual Meeting, except for Mr. Moore, who was appointed to the Board of Directors in July 2016. In the event any nominee should be unavailable to serve at the time of the meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors or the Board of Directors may reduce the number of directors to eliminate the vacancy.

Election Requirements

Pursuant to Occidental’s by-laws, in an uncontested election, directors are elected by the majority of votes cast with respect to such director, meaning that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Your broker may not vote your shares on this proposal unless you give voting instructions. Abstentions and broker non-votes have no effect on the vote. Any director who receives a greater number of votes “against” his or her election than votes “for” in an uncontested election must tender his or her resignation. Unless accepted earlier by the Board of Directors, such resignation will become effective on October 31st of the year of the election.

Director Independence

The Board of Directors has determined that all director nominees, other than Ms. Hollub, meet the independence standards set forth in the New York Stock Exchange (NYSE) Listed Company Manual. All committees of the Board are currently composed entirely of independent directors.

About the Director Nominees

Biographical information with respect to each of the director nominees, together with a discussion of each nominee’s experience, qualifications and attributes or skills that led to the conclusion that such person should serve as a director, is presented below.

The Board of Directors recommends a vote FOR all of the nominees.

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SPENCER ABRAHAM Director since 2005 | Age 64 | Independent Committees: ■ Environmental, Health and Safety ■ Executive Compensation

Secretary Abraham is Chairman and Chief Executive Officer of The Abraham Group LLC, an international strategic consulting firm based in Washington, D.C. As a Senior Analyst for Potomac Research Group, Secretary Abraham provides predictive analysis on energy policy, energy markets and the geopolitics of energy to institutional investors in the energy space. He represented Michigan in the United States Senate prior to President George W. Bush selecting him as the 10th Secretary of Energy in U.S. history. During his tenure at the Energy Department from 2001 through January 2005, he developed policies and regulations to ensure the nation’s energy security, was responsible for the U.S. Strategic Petroleum Reserve, oversaw domestic oil and gas development policy and developed relationships with international governments, including members of the Organization of the Petroleum Exporting Countries. Secretary Abraham serves as a Director of PBF Energy Inc., where he serves on the Compensation and Nominating and Corporate Governance Committees; NRG Energy, Inc., where he serves on the Compensation and Nuclear Oversight Committees; Two Harbors Investment Corp., where he is Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee; and as Chairman of the Board of Uranium Energy Corp. He was previously a Director of GenOn Energy, Inc. and a Director and a member of the Nominating and Governance and Compensation Committees of ICx Technologies. He also serves on the board of C3 Energy, a private company. Secretary Abraham is a member of the Advisory Board of the Churchill Center, a member of the Board of Trustees of the California Institute of Technology, and is the Chairman of the American Task Force for Lebanon. He holds a Juris Doctor degree from Harvard Law School and is the author of “Lights Out!: Ten Myths About (and Real Solutions to) America’s Energy Crisis.”

Qualifications: Secretary Abraham’s nearly two decades of experience at the highest levels of domestic and international policy and politics shape the insights he brings to Occidental’s Board of Directors. As a former U.S. Senator and former U.S. Secretary of Energy who directed all aspects of the country’s energy strategy, Secretary Abraham provides the Board unique insight into public policy and energy-related issues. In addition, Secretary Abraham is a Harvard-educated attorney who, while directing the Energy Department, oversaw a budget of nearly $24 billion (FY 2005) and was responsible for the management of senior department personnel. Secretary Abraham’s legal training and his government service managing complex policy, personnel and strategic issues provide Occidental with exceptional knowledge and perspective in the areas of health, environment and safety, strategy and policy, personnel management and community relations.

HOWARD I. ATKINS Director since 2010 | Age 66 | Independent Committees: ■ Audit ■ Environmental, Health and Safety

Mr. Atkins retired as the Senior Executive Vice President and Chief Financial Officer of Wells Fargo & Company, where he was responsible for Wells Fargo’s financial management functions, investment portfolios, investor relations, capital management and corporate properties functions from 2001 to 2011. A 37-year veteran of the financial services industry, Mr. Atkins previously served as Executive Vice President and Chief Financial Officer of New York Life Insurance Company, Chief Financial Officer of Midlantic Corporation and Corporate Treasurer of Chase Manhattan Bank. Mr. Atkins previously served on the Board of Directors of Ingram Micro Inc., where he served as Chairman of the Human Resources Committee and as a member of the Audit Committee.

Qualifications: With his experience as Chief Financial Officer of Wells Fargo, one of the largest banking institutions in the United States, Mr. Atkins brings to the Board a deep understanding of financial oversight and accountability. In his nearly four decades in the financial services industry, Mr. Atkins has had responsibilities in the areas of financial reporting, tax management, asset-liability management, treasury, corporate development, investor relations and mergers and acquisitions.This experience provides the Board insight into financial management and analysis. Mr. Atkins’ financial acumen, combined with his senior management expertise provides the Board valuable perspective in helping to guide the fiscal management policies that further Occidental’s strategic business goals.

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EUGENE L. BATCHELDER Director since 2013 | Age 69 | Independent Chairman since 2015 Committee: ■ Corporate Governance, Nominating and Social Responsibility

Mr. Batchelder retired in 2012 as the Senior Vice President and Chief Administrative Officer at ConocoPhillips, an integrated global energy company. In this role, from 2009 until his retirement, he was responsible for global shared services, human resources, facilities, information technology, security, aviation, executive services, and corporate affairs, which included investor relations, corporate communications and contributions. Mr. Batchelder served as Senior Vice President and Chief Information Officer of ConocoPhillips from 2002 to 2009. Prior to the merger of Conoco and Phillips Petroleum in 2002, Mr. Batchelder was promoted to increasingly senior positions within Phillips Petroleum companies, including information technology and financial management positions. Mr. Batchelder is a Director of Laurel’s Army Foundation, a past trustee and current governor of the Oklahoma State University Foundation, and past president and board member of the Oklahoma State University Alumni Association. Mr. Batchelder holds a bachelor’s degree in Accounting from Oklahoma State University, is a certified public accountant (inactive) and a member of the American Institute of Certified Public Accountants.

Qualifications: With more than 40 years of experience in the energy industry, including two decades in senior executive management, Mr. Batchelder brings an in-depth understanding of key corporate issues, including financial management and information technology. Mr. Batchelder also has insight into human resources, including executive management succession planning and compensation and benefits.

JOHN E. FEICK Director since 1998 | Age 73 | Independent Committees: ■ Environmental, Health and Safety (Chair) ■ Corporate Governance, Nominating and Social Responsibility ■ Executive Compensation

Mr. Feick is the Chairman and a significant stockholder of Matrix Solutions Inc., a provider of environmental remediation and reclamation services. Until 2011, he was Chairman and a significant stockholder of Kemex Engineering Services, Ltd., which offers engineering and design services to the petrochemical, refining and gas processing industries. From 1984 to 1994, Mr. Feick was President and Chief Operating Officer of Novacor Chemicals, a subsidiary of Nova Corporation. He previously served as Chairman of the Board of Directors of Oak Point Energy Ltd., an oil sands exploration and development company, and was a Director of Veresen Inc. and Graham Construction.

Qualifications: Mr. Feick possesses a deep understanding of both the oil and gas and chemicals industries along with broad experience in environmental compliance and remediation. He has served as President and Chairman of a company specializing in environmental services and served as Chairman of an oil and gas and petrochemicals specialty engineering firm. As President and Chief Operating Officer of Novacor Chemicals, he was responsible for the company’s investments and operations and established the company as a leader in plant reliability, utilization rates, occupational health and safety, and environmental performance in North America. In addition to industry knowledge and expertise, Mr. Feick’s experience brings the Board exceptionally valuable insight into the environmental, health and safety area.

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MARGARET M. FORAN Director since 2010 | Age 62 | Independent Committees: ■ Executive Compensation (Chair) ■ Corporate Governance, Nominating and Social Responsibility

Ms. Foran is Chief Governance Officer, Senior Vice President and Corporate Secretary of Prudential Financial, Inc. Prior to joining Prudential, she was Executive Vice President, General Counsel and Corporate Secretary at Sara Lee Corporation from 2008 to 2009; Senior Vice President, Associate General Counsel and Corporate Secretary at Pfizer Inc. from 1997 to 2008; and Vice President and Assistant General Counsel at J.P. Morgan & Co. Ms. Foran is a former Director of The MONY Group Inc. and MONY Life Insurance Company. She served as Co-Chair and a Director of the Council of Institutional Investors (CII) and Co-Chair of the CII International Corporate Governance Committee. She is the former Chair of the American Bar Association Committee on Corporate Governance. Ms. Foran is the former Chair of the Coordinating Committee of the Business Roundtable Corporate Governance Task Force. She previously served two terms on the Standing Advisory Group of the Public Company Accounting Oversight Board (PCAOB) and is a member of the Economic Club of New York. Ms. Foran is a Trustee of the Committee for Economic Development, as well as a member of the Notre Dame Law School Advisory Council.

Qualifications: Ms. Foran is an accomplished attorney with deep expertise in legal affairs and corporate governance. She has held positions of increasing responsibility at four U.S.-based global companies, where for more than a decade she has had a leading role in strengthening corporate governance, environmental and sustainability principles and practices, ensuring regulatory compliance and developing programs to broaden investor communications. Having been a senior executive in the financial services, food and beverage and pharmaceutical industries, Ms. Foran has a broad range of experience in shareholder services, mergers and acquisitions, SEC reporting, capital markets, derivatives, risk management, internal audit procedures and insurance matters as well as environmental, safety and social responsibility programs. Ms. Foran’s corporate experience, in addition to her work with various investor groups and corporate trade associations, provides the Board exceptional acumen and insight on governance, investor and legal policies and practices.

CARLOS M. GUTIERREZ Director since 2009 | Age 63 | Independent Committees: ■ Corporate Governance, Nominating and Social Responsibility (Chair) ■ Audit

Secretary Gutierrez is Co-Chair of Albright Stonebridge Group, a commercial diplomacy and strategic advisory firm. Prior to that he was Vice Chairman of the Institutional Clients Group and a member of the Senior Strategic Advisory Group at Citigroup Inc. from 2011 to February 2013. He joined Citigroup from communications and public affairs consulting firm APCO Worldwide Inc., where he was Chairman of the Global Political Strategies division in 2010. He served as U.S. Secretary of Commerce in the administration of President George W. Bush from February 2005 to January 2009. Prior to his government service, Secretary Gutierrez was with Kellogg Company for 30 years. He became Kellogg’s Chief Executive Officer in 1999 and served as Chairman of the Board from 2000 to 2005. Secretary Gutierrez serves on the Board of Directors of MetLife, Inc., where he serves on the Finance and Investment and Governance Committees, Time Warner Inc., where he serves on the Audit Committee, and Viridis, Inc., a privately held company. He previously served as a Director of Corning Incorporated, United Technologies Corporation, Colgate-Palmolive Lighting Science Group Corp., where he served on the Audit Committee, and iGPS, a privately held company. In addition to serving as Chairman of the U.S.-Cuba Business Council of the U.S. Chamber of Commerce, Secretary Gutierrez is a member of the Human Freedom Advisory Council at the George W. Bush Institute and is Chairman of the Board of Trustees of the Meridian International Center. He is also a co-founder of The Dream.US, a scholarship fund for undocumented students, and is a member of the Board of the U.S.-Mexico Foundation.

Qualifications: Secretary Gutierrez’s highly successful service as Chief Executive Officer and Chairman of Kellogg Company provides him deep insight into the complex challenges faced by a growing organization in a highly competitive business environment. Additionally, his experience as U.S. Secretary of Commerce provides the Board exceptional knowledge and insight into the complex environment of international commerce. Secretary Gutierrez brings valuable business management and operational experience and an international commerce and global economic perspective to the Board.

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VICKI HOLLUB Director since 2015 | Age 57

Ms. Hollub has held the position of President and Chief Executive Officer of Occidental since April 2016 and has been a member of the Board of Directors since December 2015. Ms. Hollub has been an employee of Occidental for over 35 years, and has held a variety of technical and leadership roles, both domestic and international, over the course of her career. Ms. Hollub most recently served as President and Chief Operating Officer from December 2015 to April 2016 and Senior Executive Vice President and President – Oxy Oil and Gas from May 2015 to December 2015. Prior to that, Ms. Hollub served as Executive Vice President and President – Oxy Oil and Gas, Americas; Vice President and Executive Vice President, U.S. Operations, Oxy Oil and Gas; and as Executive Vice President, California Operations. Ms. Hollub serves on the boards of the American Petroleum Institute and Khalifa University for Science and Technology in Abu Dhabi. A graduate of the University of Alabama, Ms. Hollub holds a B.S. in Mineral Engineering. She was inducted into the University of Alabama College of Engineering 2016 class of Distinguished Engineering Fellows.

Qualifications: As Occidental’s President and Chief Executive Officer, Ms. Hollub is responsible for Occidental’s operations, strategy, and financial management. Ms. Hollub brings to the Board over 35 years of experience in the oil and gas industry, including extensive international experience, having previously held a variety of management and technical roles on three continents, including roles in Russia, Venezuela and Ecuador. Throughout her tenure at Occidental, Ms. Hollub has been instrumental in efficiently and profitably growing Occidental’s oil and gas business. Ms. Hollub’s extensive leadership and operational experience brings valuable perspective to the Board.

WILLIAM R. KLESSE Director since 2013 | Age 70 | Independent Committees: ■ Environmental, Health and Safety ■ Executive Compensation

Mr. Klesse is the former Chief Executive Officer and former Chairman of the Board of Valero Energy Corporation, an international manufacturer and marketer of transportation fuels, other petrochemical products and power. He joined the Valero board as Vice Chairman in 2005 and served as Chairman of the Board from 2007 to December 2014. From 2006 to May 2014, he served as Chief Executive Officer of Valero and served as President from 2008 to 2013. From 2003 to 2005, Mr. Klesse was Valero’s Executive Vice President and Chief Operating Officer. Prior to that, he served as Executive Vice President of Refining and Commercial Operations following Valero’s 2001 acquisition of Ultramar Diamond Shamrock Corporation, where he had been Executive Vice President of the company’s refining operations. Mr. Klesse began his 40-plus year career in the energy industry at Diamond Shamrock Corporation, which merged with Ultramar Corporation in 1996. Mr. Klesse serves on the Board of Directors of MEG Energy. Mr. Klesse is a trustee of the Texas Biomedical Research Institute and United Way of San Antonio and Bexar County and serves on the Advisory Board of the San Antonio Food Bank. Mr. Klesse holds a bachelor’s degree in Chemical Engineering from the University of Dayton and a Master of Business Administration with an emphasis in Finance from West Texas A&M University.

Qualifications: Mr. Klesse brings more than four decades of energy industry executive management experience to Occidental’s Board. As Valero’s former Chairman, he led the Board’s strategic planning and, as Valero’s former Chief Executive Officer, he oversaw the daily operations of a major global energy company. Mr. Klesse’s experience provides an informed management perspective and insights with respect to global business and energy issues to the Board. He also has leadership experience on industry association and nonprofit boards.

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JACK B. MOORE Director since 2016 | Age 63 | Independent Committees: ■ Environmental, Health and Safety ■ Executive Compensation

Mr. Moore most recently served as President and Chief Executive Officer of Cameron International Corporation from April 2008 to October 2015 and served as Chairman of the Board of Cameron from May 2011 until it was acquired by Schlumberger in April 2016. Mr. Moore served as Cameron’s President and Chief Operating Officer from January 2007 to April 2008. Mr. Moore joined Cameron in 1999 and, prior to that, Mr. Moore held various management positions at Baker Hughes Incorporated, where he was employed for over 20 years. Mr. Moore serves on the Board of Directors of Rowan Companies plc, where he serves on the Compensation and Health, Safety and Environment committees, ProPetro Holding Corp., where he serves on the Nominating and Corporate Governance committee, and KBR Inc., where he serves on the Compensation and Nominating and Corporate Governance committees. Mr. Moore actively serves in leadership positions within the Petroleum Equipment and Services Association, the University of Houston, the United Way of Greater Houston and Memorial Assistance Ministries. Mr. Moore is a graduate of the University of Houston with a B.B.A. degree and attended the Advanced Management Program at Harvard Business School.

Qualifications: Mr. Moore brings over 35 years of energy industry experience to Occidental’s Board and has a deep understanding of oil and gas operations. As a former Chief Executive Officer and Board Chairman, Mr. Moore has extensive executive management and leadership experience, and is knowledgeable in the areas of strategic planning, financial management, mergers and acquisitions and executive compensation. Mr. Moore also has leadership experience on industry association and nonprofit boards.

AVEDICK B. POLADIAN Director since 2008 | Age 65 | Independent Committees: ■ Audit (Chair) ■ Corporate Governance, Nominating and Social Responsibility

Mr. Poladian is a Director and the former Executive Vice President and Chief Operating Officer of Lowe Enterprises, Inc., a privately-held diversified national real estate company active in commercial, residential and hospitality property investment, management and development. Mr. Poladian served in this position from December 2002 to December 2016, and is currently an advisor to the company. During his tenure as Chief Operating Officer, Mr. Poladian oversaw human resources, risk management, construction, finance and legal functions across the firm. Mr. Poladian was with Arthur Andersen from 1974 to 2002 and is a certified public accountant (inactive). He is a past member of the Young Presidents Organization, the Chief Executive Organization, the California Society of CPAs and the American Institute of CPAs. Mr. Poladian is a Director of the YMCA of Metropolitan Los Angeles, a member of the Board of Councilors of the University of Southern California School of Policy, Planning, and Development, a member of the Board of Advisors of the Ronald Reagan UCLA Medical Center, and a former Trustee of Loyola Marymount University. Mr. Poladian serves as a Director and on the Audit Committees of two funds managed by Western Asset Management Company. He also serves as a Director of California Resources Corporation, and as a member of the Board of Trustees of Public Storage, where he is the Chair of the Audit Committee and the Chair of the Nominating/Corporate Governance Committee.

Qualifications: As a certified public accountant with extensive business experience, Mr. Poladian qualifies as one of Occidental’s Audit Committee financial experts and provides the Board expert perspective in financial management and analysis. Having served in a senior management position at one of the world’s largest accounting firms, combined with his experience as Chief Operating Officer and Chief Financial Officer of a diversified real estate company, Mr. Poladian has deep knowledge of key business issues, including personnel and asset utilization, in addition to all aspects of fiscal management.

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ELISSE B. WALTER Director since 2014 | Age 66 | Independent Committees: ■ Audit ■ Environmental, Health and Safety

Ms. Walter was appointed Commissioner of the U.S. Securities and Exchange Commission (SEC) by President George W. Bush, and served in that capacity from 2008 until 2013. President Barack Obama designated her as the 30th Chairman of the SEC in December 2012. Prior to her appointment as an SEC Commissioner, she was with the Financial Industry Regulatory Authority (FINRA) and its predecessor, the National Association of Securities Dealers (NASD), from 1996-2008. She served as Senior Executive Vice President, Regulatory Policy and Programs for FINRA and held the comparable position at NASD before its 2007 consolidation with NYSE Member Regulation. Earlier in her career, she served as the General Counsel of the Commodity Futures Trading Commission (CFTC) from 1994 to 1996 and as Deputy Director of the SEC Division of Corporation Finance from 1986 to 1994. Among the honors Ms. Walter has received are the Presidential Rank Award (Distinguished), the ASECA William O. Douglas Award, the SEC Chairman’s Award for Excellence and the Federal Bar Association’s Philip A. Loomis, Jr. and Manuel F. Cohen Awards. She is a member of the Academy of Women Achievers of the YWCA of the City of New York and the inaugural class of the DirectWomen Institute. She serves on the Board of Directors of the Sustainability Accounting Standards Board, the National Women’s Law Center and the Board of Governors of FINRA. Ms. Walter holds a B.A. in Mathematics, cum laude, from Yale University and a J.D., cum laude, from Harvard Law School.

Qualifications: Ms. Walter’s long and distinguished record of public service in major leadership roles at key agencies of the federal government has given her unique insight into both business and government. She also brings to the Board more than 35 years of experience and insight on complex domestic and international regulatory matters. As Chairman of the SEC, Ms. Walter demonstrated a keen understanding of capital markets and related regulatory issues, and led a 4,000-employee federal agency, overseeing its budget and developing policy. Ms. Walter’s experience at FINRA provides extensive knowledge with respect to corporate finance and financial regulation and disclosure and her CFTC experience brings to the Board an understanding of commodities markets and regulation.

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CORPORATE GOVERNANCE

The Board of Directors is committed to strong corporate governance policies and practices. The Board continually reviews evolving best practices in governance and seeks input from Occidental’s stockholders through Occidental’s ongoing stockholder engagement program. Occidental’s Corporate Governance Policies and Code of Business Conduct, together with information about other governance measures adopted by the Board of Directors and the charters of the four standing Board committees are available at www.oxy.com/Investors/Governance, or by writing to Occidental’s Corporate Secretary.

Corporate Governance Highlights

■	Independent Chairman of the Board	■	Policy Prohibiting hedging of Occidental’s common stock

■	Annual elections of the entire Board	■	Stockholder right to proxy access

■	Majority voting for directors and, in uncontested elections, mandatory resignation if a majority vote is not received	■	Ability of stockholders to act by written consent
■	Standing Board committees comprised entirely of independent directors	■	Ability of stockholders to call special meetings
■	Annual evaluation of the Board and its committees	■	No stockholder rights (poison pill) or similar plan

■	Director retirement age policy of 75	■	Demonstrated commitment to Board refreshment

■	Meaningful stock ownership guidelines for directors and executive officers	■	Confidential Voting Policy

Board of Directors and its Committees

Occidental is governed by the Board of Directors and its four standing committees. The structure and roles of the Board and its committees are described below.

  Board Leadership Structure

Occidental’s by-laws provide for the Board to annually elect one of its independent directors to be Chairman of the Board to serve as a liaison between the Board and Occidental’s stockholders. In 2016, the Board elected Mr. Batchelder to serve in that position. The Chairman of the Board presides at meetings of stockholders and the Board and has the authority to, among other things:

■	Call meetings of the independent directors and chair executive sessions of the Board at which no members of management are present;

■	Approve the agendas for the Board and committee meetings;

■	Propose a schedule of Board meetings and the information to be provided by management for Board consideration;

■	Recommend the retention of consultants who report directly to the Board;

■	Assist in assuring compliance with the Corporate Governance Policies and to recommend revisions to the policies;

■	Evaluate, along with the members of the Executive Compensation Committee and the other independent directors, the performance of the Chief Executive Officer;

■	Consult with other Board members as to recommendations on membership and chairpersons of the Board committees and discuss recommendations with the Corporate Governance, Nominating and Social Responsibility Committee; and

■	Communicate the views of the independent directors and the Board committees with respect to objectives set for management by the Board.

Another key component of the Board’s leadership structure is the role of the Board committees. These committees regularly report specific findings and make recommendations to the full Board in their areas of oversight.

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  Board Committees

To simplify its committee structure, Occidental’s Board of Directors dissolved its Finance and Risk Management Committee and its Management Succession and Talent Development Committee in 2016, and the responsibilities of those committees were reassigned to the other standing committees or the full Board, as appropriate. The standing committees are composed solely of independent directors. The primary responsibilities of the committees are described below. From time to time, the Board of Directors delegates additional duties to the standing committees.

Audit Committee	Primary Responsibilities:	Meetings in 2016: 7
Members: Avedick B. Poladian (Chair) Howard I. Atkins Carlos M. Gutierrez Elisse B. Walter

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Hire the independent auditors to audit the consolidated financial statements of Occidental and its subsidiaries

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Discuss the scope and results of the audit with the independent auditors and matters required to be discussed by the Public Company Accounting Oversight Board

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Discuss Occidental’s financial accounting and reporting principles and the adequacy of Occidental’s internal accounting, financial and operating controls with the auditors and management

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Review all reports of internal audits submitted to the Audit Committee and responsive actions by management

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Review the appointment of the senior internal auditing executive

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Review matters relating to financial risk

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Evaluate performance and qualifications of individuals providing internal audit services

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Evaluate independent auditor’s qualifications, performance and independence

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Oversee all matters relating to Occidental’s Code of Business Conduct

The Audit Committee members are independent and financially literate and the Board has determined that Messrs. Atkins and Poladian are ’‘audit committee financial experts’’ within the meaning of the SEC’s regulations.

The Audit Committee Report with respect to Occidental’s financial statements is on page 55.

Corporate Governance, Nominating and Social Responsibility Committee Members: Carlos M. Gutierrez (Chair) Eugene L. Batchelder John E. Feick Margaret M. Foran Avedick B. Poladian

Primary Responsibilities:

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Recommend candidates for election to the Board

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Periodically review and interpret Occidental’s Corporate Governance Policies and consider other governance issues

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Oversee the evaluation of the executive officers, the Board and its committees

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Review Occidental’s policies, programs and practices on social responsibility

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Advise the Board on the compensation of non-employee directors

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Oversee compliance with Occidental’s Human Rights Policy

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Oversee certain charitable contributions made by Occidental and its subsidiaries

See page 68 for information on how to recommend nominees or nominate candidates to the Board.

Meetings in 2016: 5

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Environmental, Health and Safety Committee Members: John E. Feick (Chair) Spencer Abraham Howard I. Atkins William R. Klesse Jack B. Moore Elisse B. Walter

Primary Responsibilities:

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Review and discuss with management the status of environmental, health and safety issues, including compliance with applicable laws and regulations

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Review and discuss the results of internal compliance reviews and remediation projects

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Review matters relating to operational risk and climate-related risks and opportunities

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Report periodically to the Board on environmental, health and safety matters affecting Occidental and its subsidiaries

Meetings in 2016: 5
Executive Compensation Committee Members: Margaret M. Foran (Chair) Spencer Abraham John E. Feick William R. Klesse Jack B. Moore

Primary Responsibilities:

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Review and approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer (CEO), evaluate the performance of the CEO and determine and approve CEO compensation

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Review and approve the compensation of all other executive officers

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Administer Occidental’s stock-based incentive compensation plans and periodically review the performance of the plans and their rules to assure purposes of the plans are being met

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Make recommendations to the Board with respect to incentive compensation plans and equity-based plans

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Review Occidental’s talent development processes and programs, including recruitment, selection and retention

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Prepare the Compensation Committee Report on executive compensation

The Executive Compensation Committee’s report on executive compensation is on page 36.

Meetings in 2016: 5

  Board and Independent Director Meetings

The Board of Directors held six regular meetings during 2016. Mr. Batchelder, as Chairman of the Board, presided over the Board’s executive sessions. In 2016, each director, except for Mr. Moore, attended at least 75 percent of the total number of Board and Board committee meetings, on which he or she served, held during his or her tenure. Mr. Moore attended all meetings of the Board and Board committees on which he served following his appointment to the Board in July 2016 other than the December 2016 Board and committee meetings, which he was unable to attend due to a pre-existing conflict known to the Board at the time of his appointment. All of the directors serving at the time attended the 2016 Annual Meeting of Stockholders. Attendance at the Annual Meeting of Stockholders is expected of directors as if it were a regular meeting of the Board.

  Risk Oversight

The Board’s role in risk oversight recognizes the multifaceted nature of risk management. It is a control and compliance function, but it also involves strategic considerations in normal business decision making. It covers legal and regulatory matters, finance, security, cybersecurity, safety, health and environmental concerns.

The Board has empowered its committees with risk oversight responsibilities. The Audit Committee, the Governance Committee and the Environmental, Health and Safety Committee, all composed entirely of independent directors, are each integral to the control and compliance aspects of risk oversight by the Board. Each of these committees meets regularly with management to review, as appropriate, compliance with existing policies and procedures and to discuss changes or improvements that may be required or desirable. Each of the committees with risk oversight responsibilities meets several times each year. This ensures that each committee has adequate time for in-depth review and discussion of all matters associated with each committee’s area of responsibility. After the committee meetings, each committee reports to the Board, sometimes without the Chief Executive Officer present, for discussion of issues and findings, as well as the Board’s recommendations of appropriate changes or improvements.

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Other Governance Matters

  Stockholder Nominations of Director Candidates

Occidental’s by-laws permit a group of up to 20 stockholders, collectively owning 3% or more of Occidental’s outstanding common stock continuously for at least three years, to nominate and include in Occidental’s proxy materials directors constituting up to 20% of the Board, but not less than two directors, provided that the stockholder(s) and the nominee(s) meet the requirements of the by-laws. For more information on proxy access and other procedures to recommend or nominate candidates to Occidental’s Board of Directors, see “Nominations for Directors for Term Expiring in 2019” on page 68.

  Related Party Transactions

Pursuant to Occidental’s written Conflict of Interest Policy and Code of Business Conduct, each director and executive officer has an obligation to avoid any activity, agreement, business investment or interest, or other situation that could be construed either as divergent to or in competition with Occidental’s interest or as an interference with such person’s primary duty to serve Occidental, unless prior written approval has been granted by the Audit Committee of the Board of Directors. All potential conflicts of interest must be reported to a designated compliance officer. In addition, each director and executive officer is required to complete an annual questionnaire that requires disclosure of any transaction between Occidental and the director or executive officer or any of his or her affiliates or immediate family members. In 2016, there were no related party transactions in which Occidental or its subsidiaries were participants and in which any director or executive officer of Occidental had a direct or indirect material interest.

A summary of the Conflict of Interest Policy is included in Occidental’s Code of Business Conduct which can be found at www.oxy.com/Investors/Governance.

  Board Evaluation Process

Led by the Governance Committee, the Board of Directors conducts a robust annual evaluation of its performance as well as the performance of each of the Board’s committees. In two of the last three years, the Governance Committee has engaged a third-party facilitator to assist in the evaluation process, which included director interviews. The evaluations in 2016 included written questions, individual director self-assessments and the use of a skills matrix. The findings of the evaluations are presented to the full Board and are used to identify Board and committee strengths and areas capable of improvement, as well as to identify skills or expertise that may be used as criteria when the Board considers director candidates.

  Director Education

Directors are provided with continuing education, including business-specific learning opportunities through site visits and briefing sessions on topics that are relevant to Occidental. Directors are also encouraged to attend additional continuing education programs designed to enhance the performance of individual directors and the Board of Directors. In 2016, directors participated in various corporate director and compliance programs held by universities and corporate director, governance, legal and investor professional organizations, including the NYSE and the National Association of Corporate Directors, as attendees or as presenters.

  Communications with Directors

Stockholders and other interested parties may communicate with any director by sending a letter to such director’s attention in care of Occidental’s Corporate Secretary, Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046. The Corporate Secretary opens, logs and forwards all such correspondence (other than advertisements or other solicitations) to directors unless a director has requested the Corporate Secretary to forward correspondence unopened.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis (CD&A) describes the material elements, objectives and principles of Occidental’s executive compensation program, compensation decisions made in 2016 and the factors the Executive Compensation Committee (the Compensation Committee) considered in making those decisions.

Our named executive officers for 2016 appearing in this Proxy Statement are:

Name	Position(1)
Vicki Hollub	President and Chief Executive Officer
Edward A. Lowe	Executive Vice President and Group Chairman, Middle East
Marcia E. Backus	Senior Vice President, General Counsel and Chief Compliance Officer
Christopher G. Stavros	Senior Vice President and Chief Financial Officer
Glenn M. Vangolen	Senior Vice President, Business Support
Stephen I. Chazen	Former Chief Executive Officer
(1)	On April 29, 2016, as part of a previously disclosed succession plan, Mr. Chazen stepped down as Chief Executive Officer. As a result of two individuals each serving as Chief Executive Officer for a portion of 2016, there are six named executive officers.

Highlights of Compensation Program Policies and Practices

The executive compensation program for the named executive officers includes many best-practice features that are intended to enhance the alignment of compensation with the interests of Occidental’s stockholders:

What We Do	What We Don’t Do
Majority of named executive officer compensation linked to performance	No automatic single-trigger vesting of equity awards in the event of a change-in-control

Long-term incentive awards payable solely in shares of common stock	No individual change-in-control contracts

Objective TSR metric underlying the performance-based portion of the long-term incentive award aligned with stockholder interests	No backdating or repricing of stock options

Meaningful stock ownership guidelines for executive officers	No payout of the TSR award if Occidental’s TSR ranks in the bottom quarter of the peer group
Golden Parachute Policy capping golden parachute payments in excess of 2.99 times base salary and bonus, unless approved by stockholders	No hedging of Occidental’s stock

Clawback provisions in the 2015 Long-Term Incentive Plan and the plan underlying the Annual Cash Incentive for misconduct	No “golden coffin” provisions

Independent Compensation Consultant Policy requiring that the compensation consultant be independent from management	No individual supplemental executive retirement arrangements

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2016 Business Performance Highlights

In response to the weak commodity price environment that continued throughout 2016, Occidental maintained its focus on achieving operating efficiencies, cost reductions and economically growing production while maintaining an emphasis on the health and safety of its workforce and maximizing value for its stockholders. Occidental’s senior management team also continued its efforts to optimize the company’s portfolio of assets by reducing Occidental’s exposure in areas that offer less attractive returns, and expanding Occidental’s footprint in the Permian Basin with acquisitions that complement Occidental’s existing operations.

Management continued its focus on decreasing costs within its control and maximizing efficiencies throughout the year. Specifically, management was challenged to reduce its Total Spend per Barrel (TSPB) of oil equivalent sold to $28.50 in 2016, which represented an approximate 30% decrease from the prior year’s TSPB of $40.24, and a decrease of over 50% from the TSPB in 2014 of $61.65. The TSPB metric is intended to focus employees on realizing cost reductions, increasing well productivity and optimizing base production. For 2016, TSPB was the sole metric underlying the performance-based portion of the Annual Cash Incentive opportunity for the named executive officers other than Ms. Hollub, whose performance was measured against a basket of key performance metrics, including TSPB, and Mr. Chazen, who was not eligible for an Annual Cash Incentive.

Occidental’s TSPB for 2016 was $28.37, achieving the target TSPB set for 2016 of $28.50 or below.

In 2016, Occidental increased its production volumes from its ongoing operations by 7% over the prior year while reducing its capital expenditures and meaningfully lowering production costs year-over-year. The increases in production came from Occidental’s Permian Resources business unit, the Al Hosn Gas plant in the United Arab Emirates and Oman’s Block 62. Most production cost reductions were the result of sustainable efficiency gains.

Achieving production growth was an operational company objective underlying a portion of Ms. Hollub’s Annual Cash Incentive opportunity for 2016, as described beginning on page 26.

In July 2016, Occidental announced a dividend increase. The current annual dividend rate is $3.04 per share. Occidental’s senior management team views dividends as providing financial discipline, and funding the dividend is a cash flow priority. Through the dividend, Occidental returned $2.3 billion to stockholders in 2016.

Maintenance of financial discipline and a strong balance sheet were strategic company objectives underlying a portion of Ms. Hollub’s Annual Cash Incentive opportunity for 2016, as described beginning on page 26.

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Stockholder Approval of Executive Compensation and Ongoing Engagement

At the 2016 Annual Meeting, stockholders continued to express their support of Occidental’s executive compensation program, as approximately 96% of stockholders voted FOR Occidental’s advisory vote approving executive compensation. While the Compensation Committee interpreted this level of support as an endorsement of the 2015 executive compensation program by Occidental’s stockholders, the Compensation Committee ultimately determined that modifications to the executive compensation program were warranted in 2016, as discussed in more detail throughout this CD&A. During 2016, Occidental’s management continued to actively engage with stockholders, and expanded company-led engagement efforts with direct outreach to Occidental’s 50 largest stockholders representing a majority of shares of Occidental’s common stock outstanding. Topics discussed included matters related to Board composition and refreshment, executive compensation, the Chief Executive Officer transition and environmental, social and governance issues.

Executive Compensation Program Objectives

In 2016, the Compensation Committee strived to develop a compensation program designed not only to be consistent with industry practice, but also to attract and retain outstanding executives by providing incentives to reward them for superior performance that supports Occidental’s long-term strategic objectives, whether in an up- or down-cycle commodity price environment. The 2016 executive compensation program is intended to:

Be highly aligned with stockholder interests;

Preserve performance accountability in both strong and weak commodity price environments;

Build long-term share ownership;

Provide a consistent retention incentive;

Simplify the executive compensation program;

Address the recent need to grant one-time awards, which are intended only for exceptional circumstances; and

Match or exceed prevailing governance standards for performance-based compensation.

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Compensation Program Considerations and Actions

In modifying the executive compensation program for the named executive officers in 2016 to meet the Compensation Committee’s objectives for the program, as discussed above, the Compensation Committee focused on the following key considerations and took responsive actions. In the current dynamic commodity price environment, the Compensation Committee continues to evaluate the optimal weightings and metrics underlying the long-term incentive program and the plan underlying the Annual Cash Incentive.

Consideration	Action

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The absolute financial targets underlying the majority of the 2015 long-term incentive program and the Annual Cash Incentive award not accommodating a sharp and sustained decline in commodity prices, which have a substantial impact on Occidental’s financial performance.

Under the 2015 executive compensation program, a significant majority of Occidental’s long-term incentive awards and the Annual Cash Incentive award were based on achieving absolute financial goals, which were largely dependent on the prices Occidental receives for its products. Meaningful targets with respect to these goals proved difficult to set in a volatile commodity price environment, as results were largely a reflection of commodity price movements.

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Focus the long-term incentive program on relative Total Shareholder Return (TSR), rather than absolute financial targets, which incentivizes superior performance throughout the commodity price cycle. An emphasis on TSR preserves performance accountability in both strong and weak commodity price environments, and is aligned with stockholder interests.

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The Compensation Committee retained a modifier on the TSR award that limits payout of the award to target if Occidental’s absolute TSR is negative over the performance period to align pay with performance.

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The recent use of off-cycle, special awards to recognize performance and maintain an alignment of Occidental’s pay to its performance.

In recent years, the Compensation Committee awarded supplemental long-term incentive awards to recognize operational excellence, incentivize retention, and to address the consequence of the collapse in commodity prices on outstanding long-term incentive awards, which had the effect of negating the value of many of the long-term incentive awards for reasons outside of management’s control.

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The inclusion of a time-vesting restricted stock unit award in the long-term incentive program is intended, in part, to provide predictability to the program. The two-year holding period aligns the interests of the named executive officers with Occidental’s long-term stockholders.

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The majority of the target long-term incentive award opportunity remains subject to performance-based vesting criteria (70% for Ms. Hollub and 55% for the other named executive officers).

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Occidental’s CEO transition and the desire for a conventional, performance-based compensation strategy for its new CEO.

Mr. Chazen was not eligible for an Annual Cash Incentive or Total Shareholder Return award in 2014, 2015 and 2016. These recent compensation arrangements were the result of an agreement between Mr. Chazen and the Board and were unique to him.

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The Compensation Committee felt that it was appropriate for Ms. Hollub to be eligible for an Annual Cash Incentive award with the significant majority of the target value (80%) tied to company performance, with the remainder tied to an assessment of individual performance.

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Ms. Hollub also participates in the long-term incentive program, and 70% of her target long-term incentive award is tied to creating value for the company’s stockholders through a TSR award.

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Monitoring of compensation surveys, peer group data and other materials regarding executive officer compensation.

The Compensation Committee regularly reviews compensation surveys, peer group data and other general and executive compensation materials shared or prepared by the Compensation Committee’s independent compensation consultant.

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The Compensation Committee determined that the 2016 program matched or exceeded prevailing governance standards for performance-based compensation.

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While the Compensation Committee does not benchmark pay for the executive officers to any specific level relative to peers, the Compensation Committee found that overall pay magnitude for the named executive officers was reasonable.

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Overview of the 2016 Compensation Program Elements

The majority of compensation for the named executive officers is based on the long-term performance of Occidental. The elements of our 2016 executive compensation program are summarized in the table below and are described further under “Elements of the 2016 Compensation Program” on page 26.

	Element(1)	Objective	Form of Payout	How Payout Value is Calculated	2016 Decisions
FIXED	Base Salary	■ Provide a competitive level of fixed compensation to attract and retain employees.	Cash	Review of compensation surveys, publicly available peer company data, internal pay equity, individual responsibilities and performance assessment. Base salaries are reviewed annually and as circumstances warrant.	Mses. Hollub and Backus and Messrs. Stavros and Vangolen each received salary increases in 2016; Mr. Chazen’s salary decreased as a result of his transition from the position of Chief Executive Officer to strategic advisor. Mr. Lowe’s salary remained unchanged.

These decisions are described in more detail under “Individual Compensation Considerations” beginning on page 30.
VARIABLE	Annual Cash Incentive	■ Motivate financial and operational performance over a one-year period. ■ Align executives with performance metrics that are critical to Occidental’s success.	Cash

Target amounts based on compensation surveys, publicly available peer company data and each executive’s ability to influence Occidental’s performance for the year.

The Annual Cash Incentive award is described in more detail under “Elements of the 2016 Compensation Program—Annual Cash Incentive” beginning on page 26.

For the Chief Executive Officer:

■  80% of target value is linked to a basket of key company performance metrics; 20% of target value is based on an assessment of individual performance (described further on page 28).

For the other Named Executive Officers:

■  60% of target value is linked to Total Spend per Barrel (TSPB); 40% of target value is based on an assessment of the named executive officer’s individual performance (described further on page 28).

	Long-Term Total Shareholder Return (TSR) Award	■ Reward higher returns in Occidental’s common stock over a three-year performance period. ■ Align executives with the interests of stockholders.	Stock

A comparison of Occidental’s TSR to that of the peer group over a three-year performance period. In addition, if Occidental’s absolute TSR is negative for the period, payout of the award is capped at no more than target.

The terms and conditions of the TSR award are described in more detail under “Summary of 2016 Long-Term Incentive Program” beginning on page 29.

For the Chief Executive Officer:

■  The TSR award accounts for 70% of the target 2016 long-term incentive award value.

For the other Named Executive Officers:

■  The TSR award accounts for 55% of the target 2016 long-term incentive award value.

	Long-Term Restricted Stock Unit (RSU) Award	■ Provide a retention incentive that promotes sustained stock ownership. ■ Tie ultimate value realized to performance of Occidental’s common stock.	Stock

Vesting in three equal tranches over a three-year period, subject to continued employment. The named executive officers are required to hold the vested shares for a two-year period following the vesting of each tranche. No above-target payout may be earned.

The terms and conditions of the RSU award are described in more detail under “Summary of 2016 Long-Term Incentive Program” beginning on page 29.

For the Chief Executive Officer:

■  The RSU award accounts for 30% of the target 2016 long-term incentive award value.

For the other Named Executive Officers:

■  The RSU award accounts for 45% of the target 2016 long-term incentive award value.

(1)	Pursuant to an agreement between Mr. Chazen and the Board, Mr. Chazen was not eligible for an Annual Cash Incentive award in 2016 and did not participate in the 2016 Long-Term Incentive Program.

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Allocation of Compensation Elements

Consistent with Occidental’s philosophy on executive compensation, the majority of named executive officer compensation is performance-based, and can only be realized if Occidental meets applicable performance goals. The allocation of the compensation elements to the named executive officers in 2016 is shown below and is based on compensation as reported in the Summary Compensation Table (see page 37).

ALLOCATION OF COMPENSATION ELEMENTS IN 2016(1)

(1)	Amounts shown reflect salary paid in 2016, Annual Cash Incentive awards for 2016, which were paid in 2017 based on 2016 performance, and the grant date value of the Long-Term Incentive awards granted in 2016. Mr. Chazen’s compensation arrangements were the result of an agreement between Mr. Chazen and the Board and were unique to him. As a result, Mr. Chazen’s compensation is not included.

Participants in the Decision-Making Process

Role of the Independent Compensation Committee. The Compensation Committee, comprised of independent members of the Board, is responsible for annually reviewing all aspects of the Chief Executive Officer’s compensation, as well as annually reviewing and approving the compensation of all other named executive officers. In performing these duties, the Compensation Committee obtains input, advice and information from senior management, members of Occidental’s Human Resources team and an independent compensation consultant, as further described below, throughout the year. The Compensation Committee also considers the views expressed by Occidental’s investors and stockholder advisory groups in making executive compensation decisions. The Compensation Committee uses publicly available data regarding the executive compensation practices of its peer group (defined below) as an additional tool, but does not benchmark executive compensation to a specific percentile within the peer group.

Role of Senior Management. The Chief Executive Officer made recommendations regarding the compensation package for each of the other named executive officers to the Compensation Committee. The Chief Executive Officer and the senior executive responsible for Human Resources were present for a portion of each of the Compensation Committee meetings, but were not present when compensation decisions regarding the Chief Executive Officer were discussed and made. The Chief Executive Officer’s compensation package is set only by the Compensation Committee. Senior members of the Human Resources team and other members of senior management interact with the compensation consultant as necessary and prepare materials for each Compensation Committee meeting to assist the Compensation Committee in its consideration of executive compensation programs and policies and its administration of plans and programs.

Role of the Independent Compensation Consultant. In 2016, Occidental participated in compensation surveys conducted by compensation consultants, including the Compensation Committee’s independent compensation consultant, in order to better understand general external compensation practices, including with respect to executive compensation. In 2016, the Compensation Committee engaged Meridian Compensation Partners, LLC (Meridian) as its compensation consultant to provide advice on various executive compensation matters. The Compensation Committee reviewed the independence of Meridian under the Securities and Exchange Commission rules, the New York Stock Exchange (NYSE) Listed Company Manual standards, and Occidental’s Independent Compensation Consultant Policy and found Meridian to be independent and without conflicts of interest.

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Role of Peer Companies. In order to evaluate and understand how Occidental’s executive compensation program compares within the oil and gas industry, particularly with respect to types of awards, performance metrics for awards and reported levels of compensation, the Compensation Committee reviewed information regarding oil and gas industry and peer company executive compensation practices, programs and data that were publicly disclosed or available. Additionally, the Compensation Committee reviewed and considered broad-based compensation surveys and related materials. The information was used merely as a reference and not to establish compensation benchmarks, as Occidental does not benchmark executive compensation to a specific percentile within the peer group.

Occidental’s peer group consists of the following companies:

Company	Ticker
Anadarko Petroleum Corporation	APC
Apache Corporation	APA
Canadian Natural Resources Limited	CNQ
Chevron Corporation	CVX
ConocoPhillips	COP
Devon Energy Corporation	DVN
EOG Resources, Inc.	EOG
ExxonMobil Corporation	XOM
Hess Corporation	HES
Marathon Oil Corporation	MRO
Occidental Petroleum Corporation	OXY
Total S.A.	TOT

The Compensation Committee also designated this group of companies as the peer group for purposes of the TSR awards granted in 2016.

Risk Assessment of Compensation Policies and Practices

Although the majority of the executive compensation program pay is performance-based, the Compensation Committee believes the program does not encourage unnecessary or excessive risk-taking. The Compensation Committee believes that any potential risk of the executive compensation program influencing behavior that could be inconsistent with the overall interests of Occidental and its stockholders is mitigated by several factors, including:

■	Program elements that use both annual and longer-term performance periods;

■	Use of a transparent, external performance metric, TSR, for a majority of the long-term incentive program opportunity;

■	Relative nature of the TSR performance measure, which minimizes the impact that volatile commodity prices have on Occidental’s TSR award;

■	Forfeiture and recoupment provisions for awards in the event of violations of Occidental’s Code of Business Conduct;

■	Payouts of long-term incentive awards that are 100% in stock rather than cash; and

■	Meaningful stock ownership guidelines for executives that encourage a long-term perspective.

Elements of the 2016 Compensation Program

Salary and Other Annual Compensation. The Compensation Committee believes that overall executive compensation should include elements that reward executives on a market-competitive basis for consistent performance of job requirements and achievement of certain short-term goals, which, over time, contribute to long-term growth of stockholder value. Excluding Mr. Chazen, who had compensation arrangements unique to him, short-term compensation represented, on average, less than 30% of the 2016 compensation packages of the named executive officers, which is reflective of the Compensation Committee’s goal of emphasizing long-term compensation. Short-term compensation includes base salary, an Annual Cash Incentive award, perquisites and certain other annual compensation and employee benefits, which are described under “Other Compensation and Benefits” beginning on page 34. For a discussion regarding salary decisions for each named executive officer in 2016, please see “Individual Compensation Considerations” beginning on page 30.

Annual Cash Incentive. The Compensation Committee sets a target Annual Cash Incentive award amount for each of the named executive officers based on a review of commercially available compensation surveys, other publicly available information, internal pay equity and total compensation objectives. In addition, the Compensation Committee considers each executive’s ability to influence Occidental’s performance during the one-year performance period. The Annual Cash Incentive is composed of a company performance portion and an individual performance portion.

Company Performance. Payout of the company performance portion of the Annual Cash Incentive award is based on Occidental’s performance during the year as measured against an established company performance metric or set of metrics. In 2016, 80% of the Chief Executive Officer’s Annual Cash Incentive award was subject to a basket of key company performance metrics as described in more detail below. For the other named executive officers eligible for an Annual Cash Incentive award in 2016, the company performance portion of the Annual Cash Incentive award represented 60% of the target Annual Cash Incentive award opportunity, and achievement was measured against a Total Spend per Barrel (TSPB) target of $28.50, as described further below.

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The Compensation Committee determined that a basket of key performance metrics was appropriate to underlie Ms. Hollub’s company performance portion because, as Chief Executive Officer, her leadership directly affects all aspects of the company’s performance. In contrast, the Compensation Committee determined to limit the company performance metric underlying the Annual Cash Incentive award for the other named executive officers to TSPB because of the overall, company-wide focus on reducing costs and economically improving production in a period of weak commodity prices.

Individual Performance. The individual performance portion of the Annual Cash Incentive award for the named executive officers is designed to link incentive compensation directly to the performance of the particular executive. Payout is determined by the Compensation Committee’s assessment of an executive’s handling of certain key performance areas within that executive’s area of responsibility, as well as the executive’s response to unanticipated challenges. For 2016, the potential payout of the individual performance portion of the Annual Cash Incentive ranged from 0% - 80% of the target Annual Cash Incentive award for named executive officers other than Ms. Hollub, whose potential payout of the individual performance portion of her Annual Cash Incentive award ranged from 0% - 40% of her target Annual Cash Incentive award. In evaluating an executive officer’s performance, the Compensation Committee considered the following performance areas:

■	Effective organizational development within the executive’s department;

■	Contributions to succession planning efforts;

■	Functional and operating accomplishments within the executive’s department;

■	Demonstration of ethical conduct;

■	Commitment to health, environment and safety principles; and

■	Dedication to collaboration and inclusion.

For a detailed discussion of the Compensation Committee’s considerations with respect to each named executive officer’s individual performance and resulting payouts, please see “Individual Compensation Considerations – Performance Assessment” beginning on page 30.

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Chief Executive Officer. In 2016, Ms. Hollub’s Annual Cash Incentive award was determined by the company and individual performance measures discussed below. For more details on the indicators and performance, see “Individual Compensation Considerations” beginning on page 30.

	Weight	Possible
	(% of	Payout			Indicated
Objectives	Target)	Range	Metrics	Indicators	Payout
Safety	12.5%	0-25%	■ Combined Employee / Contractor Injury & Illness Incidence Rate (IIR) ■ Combined Employee / Contractor Days Away, Restricted or Transferred Rate (DART)	■ Beat target IIR with an IIR of 0.28 ■ Beat target DART with a DART of 0.16	25%
Operational	27%	0-54%	■ Total Spend per Barrel ■ Production Growth	■ Beat target TSPB of $28.50 with a TSPB of $28.37 ■ Exceeded target production growth from ongoing operations (grew volumes by 7% year-over-year)	40.5%
Strategic	35%	0-70%	■ Development and Execution of Market-Driven Strategy ■ Maintenance of Financial Discipline and Strong Balance Sheet	■ Achieved Colombia growth milestones ■ Portfolio optimization on track ■ Construction projects on-budget and on-schedule ■ Achieved mixed financial target results	35%
Organizational	5.5%	0-11%	■ Improvement of Organizational Effectiveness	■ Significant progress in growing Occidental’s unconventional expertise ■ Increased talent in the geoscience and petrophysics areas ■ Reorganized business units as a result of portfolio optimization	5.5%
Individual	20%	0-40%	■ Oversight of succession planning process ■ Effective leadership and communication ■ Oversight of health, environment and safety responsibilities ■ Overall contribution to company achievements	■ For details, see the discussion of Ms. Hollub’s performance assessment beginning on page 30	20%
TOTAL	100%	0-200%			126%
NEGATIVE ADJUSTMENT					-26%
ACTUAL PAYOUT					100%

Compensation Committee’s Exercise of Negative Discretion. Ms. Hollub’s performance indicated an Annual Cash Incentive award payout of 126% of target. While Ms. Hollub’s performance was strong in many key areas, the Compensation Committee determined to exercise negative discretion to reduce the payout of Annual Cash Incentive award by 26% to 100% of target in light of the continued effect of low commodity prices on Occidental’s results of operations and Occidental’s stock price performance.

Other Named Executive Officers. For 2016, payout of the company performance portion of the Annual Cash Incentive award for the other named executive officers was based solely on TSPB, an internal performance metric. The Compensation Committee determined that TSPB was appropriate to underlie the entirety of the company performance portion of the Annual Cash Incentive award because of Occidental’s increased focus on maximizing operating efficiencies and reducing costs, particularly in response to the continued weak commodity price environment. TSPB is a measure of the total spend per barrel of oil equivalent produced, and is defined by the formula below:

(1)	Excludes cost of acquisitions, environmental cost centers and the chemicals business

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In February 2016, the Compensation Committee set the target TSPB at $28.50 and retained discretion for awarding payouts for achievement above or below the target TSPB from 0% to 200% of target. The Compensation Committee believed this to be a challenging target that would reflect a significant reduction in costs, as TSPB for 2015 was $40.24.

Occidental’s TSPB at year-end 2016 was $28.37, achieving the target TSPB set for 2016 of $28.50 or below and representing a reduction in TSPB of over 54% from 2014. As a result, the Compensation Committee determined that the company performance portion of the Annual Cash Incentive awards for Ms. Backus and Messrs. Lowe, Stavros and Vangolen were earned at target. For a detailed discussion of the Compensation Committee’s considerations with respect to each named executive officer’s individual performance and resulting payout of the individual performance portion of the Annual Cash Incentive award, please see “Individual Compensation Considerations – Performance Assessment” beginning on page 30.

Long-Term Incentive Compensation. In 2016, this portion of the executive compensation program consisted of a performance-based TSR award and a time-based RSU award, which are each payable solely in shares of common stock. The long-term incentive awards are intended to provide incentives for achieving results consistent with the goal of maximizing stockholder value and to retain and motivate Occidental’s executives. The Compensation Committee believes that long-term compensation should represent the largest portion of each executive’s total compensation package and that the levels of payout should reflect Occidental’s performance, on a relative and absolute basis. During the process of determining the value of the long-term incentive component of each named executive officer’s compensation package for 2016, the Compensation Committee evaluated many factors, including:

■	Alignment of executive and stockholder interests in achieving long-term growth in stockholder value;

■	Linkage of any above-target payouts to superior performance and absolute returns;

■	Comparability with the compensation programs of peer companies;

■	Alignment of the named executive officers’ compensation with Occidental’s performance;

■	Impact of depressed commodity prices on Occidental’s stock price and financial performance;

■	Allocation of total compensation between long-term and short-term components; and

■	Tax deductibility under Section 162(m).

Summary of 2016 Long-Term Incentive Program

2016 Long-Term Incentive Program. The 2016 long-term incentive program consisted of a performance-based relative TSR award and time-based RSU award, with the majority of the target long-term incentive award opportunity weighted toward performance, as indicated below:

Total Shareholder Return (TSR) Award. The Compensation Committee believes that the comparison of Occidental’s TSR over a specified period of time to peer companies’ returns over that same period is an objective external measure of Occidental’s effectiveness in translating its results into stockholder returns. TSR is the change in price of a share of common stock plus reinvested dividends, over a specified period of time, and is an indicator of management’s achievement of long-term growth in stockholder value. Payout of the TSR award is based on Occidental’s TSR against the companies within the peer group. The TSR award is denominated in performance stock units (PSUs), each of which is equivalent to one share of common stock. The percentage of such number of PSUs that will be payable at the end of the three-year performance period, which began July 1, 2016 and ends June 30, 2019, will depend on Occidental’s relative TSR performance. However, if Occidental’s absolute TSR is negative over the performance period, then, irrespective of Occidental’s ranking within the peer group, the payout of the TSR award is capped at no more than target. A table illustrating the potential payouts based on relative and absolute TSR performance is set forth below:

TSR Ranking	% of Target PSUs Earned(1)
■ Top 1-2 ranked companies	200%
■ Top 3-8 ranked companies	Linearly interpolated between 25% and 200%
■ 9th ranked company	25%
■ Bottom 3 ranked companies	0%
(1)	If Occidental’s absolute TSR is negative over the performance period, the payout of the TSR award is capped at no more than target, irrespective of Occidental’s ranking within the peer group.

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The cap on payout of the TSR award in instances of negative TSR performance over the performance period is intended to reinforce the pay for performance nature of the program. The TSR award comprised 70% and 55% of Ms. Hollub’s and the other named executive officers’ target long-term incentive award opportunity for 2016, respectively. Mr. Chazen did not participate in the 2016 long-term incentive program. Cumulative dividend equivalents will be paid in cash at the end of the three-year performance period and will be paid only on the number of PSUs earned. The TSR award is intended to satisfy the tax deductibility requirements of Section 162(m). Forfeiture and change in control provisions applicable to the TSR award are discussed in more detail in the “Potential Payments” tables and the footnotes thereto, beginning on page 44.

Restricted Stock Unit (RSU) Award. The Compensation Committee determined that a time-based restricted stock unit (RSU) award was appropriate to comprise the remainder of the named executive officers’ 2016 long-term incentive award in light of the considerations discussed on page 23. The RSU award vests ratably over three years with one-third vesting on each of July 12, 2017, 2018 and 2019, subject to continued employment. The RSU award is denominated in restricted stock units, each of which is equivalent to one share of common stock. Payment for a vested RSU award will be made solely in shares of common stock. The shares of stock ultimately received by the named executive officer pursuant to the RSU award is subject to a two-year holding period and, after the expiration of the holding period, the named executive officer must continue to retain ownership of the shares until he or she satisfies the applicable stock ownership guidelines, as described on page 35. The RSU award comprised 30% and 45% of Ms. Hollub’s and the other named executive officers’ target long-term incentive award opportunity for 2016, respectively. Mr. Chazen did not participate in the 2016 long-term incentive program. Dividend equivalents are payable in cash at the time that dividends are paid on the company’s common stock. Forfeiture and change in control provisions applicable to the RSU award are discussed in more detail in the “Potential Payments” tables and the footnotes thereto, beginning on page 44.

Individual Compensation Considerations

In making executive compensation decisions for a given year, the Compensation Committee considers, among other factors, the performance of Occidental and the individual contributions of each named executive officer to Occidental’s overall performance and the performance of the executive’s business unit, as applicable.

  Vicki Hollub, President and Chief Executive Officer

Current Role. Ms. Hollub assumed the role of Chief Executive Officer at Occidental’s 2016 Annual Meeting on April 29, 2016 and has served as Occidental’s President and as a member of the Board of Directors since December 2015. As Chief Executive Officer, Ms. Hollub is responsible for all operations, the financial management of Occidental, implementing Occidental’s strategy, and assisting the Board with, among other matters, corporate strategy development, executive succession planning, executive compensation and talent development.

Tenure. Ms. Hollub has been an employee of Occidental for over 35 years, and has held increasingly significant leadership and technical positions.

Performance Assessment. In assessing Ms. Hollub’s accomplishments, the Compensation Committee considered the following accomplishments and actions:

Enhanced the value of Occidental’s portfolio of assets, with a focus on profitable growth opportunities for the oil and gas segment, both domestically and internationally. Throughout 2016, Occidental made a series of asset investment decisions, including those which will allow Occidental to focus its oil and gas development in areas where Occidental has depth and scale in order to fuel future growth. Results of those efforts included:

■	Permian Resources business unit fulfilling its role as a growth driver for Occidental;

■	Entered into an agreement with the Abu Dhabi National Oil Company (ADNOC) and OMV of Austria to explore and develop Abu Dhabi’s oil and gas field offshore northwest Abu Dhabi;

■	Acquired producing and non-producing oil and gas property leasehold acreage, CO2 properties and related infrastructure in the Permian Basin resulting in production additions of approximately 7,000 net barrels of oil equivalent (BOE) per day to the Permian Resources portfolio and 4,000 BOE per day to the Permian EOR portfolio;

■	On-time and on-budget construction of the Ingleside ethylene cracker, which began operations in the first quarter of 2017, and on-time and on-budget construction of the Ingleside oil terminal;

■	Initiated construction on a new unit at the OxyChem Geismar plant that will manufacture a next-generation raw material for use in production of an advanced climate-friendly refrigerant;

■	Began technical work required for the expansion of the Al Hosn Gas plant to increase capacity by 50%; and

■	Completed the sale of the South Texas Eagle Ford non-operated properties.

Completed Board-approved strategic review action items in a timely, beneficial, and efficient manner. As part of a multi-year process to streamline and focus operations to better execute Occidental’s long-term strategy and enhance value for stockholders, under the leadership of Ms. Hollub, Occidental:

■	Exited non-strategic operations in the Middle East in Bahrain, Iraq, Libya, and Yemen, thus improving the profitability and cash flow generation of our Middle East operations as Occidental focuses on its core regional assets in the United Arab Emirates, Qatar, and Oman;

■	Distributed Occidental’s remaining shares of California Resources Corporation through a special stock dividend; and

■	Completed the sale of the Piceance Basin operations in Colorado.

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Focused on optimizing long-term return on invested capital by investing strategically, with an emphasis on lowering finding and development costs, operating costs and realizing capital efficiency. Led by Ms. Hollub and relying on a disciplined business approach and return-focused capital allocation decisions, Occidental:

■	Continued to decrease capital and operating costs with a focused development program, specifically:

–	Came in below the 2016 capital program budget of $3.0 billion at $2.9 billion, which represented a nearly 50% reduction in the capital program compared to the $5.6 billion spent during 2015, excluding acquisition costs;

–	Focused on drilling efficiency, as Permian Resources reduced well drilling time by 12%;

–	Improved year-over-year operating costs of 6% per BOE for Permian EOR;

–	Achieved domestic drilling cost reductions of 21% year-over-year and production cost reductions for ongoing operations of 11% year-over-year; and

–	Overall, lowered Occidental’s TSPB from $40.24 at year-end 2015 to $28.37 at year-end 2016, achieving Occidental’s target TSPB for 2016 of $28.50 or below;

■	Increased worldwide production volumes from ongoing operations by 7% to an average of 602,000 BOE per day for 2016;

■	Increased Permian Resources production 13% to an average 124,000 BOE per day in 2016, including an 8% increase in Permian Resource oil production to an average of 77,000 BOE per day;

■	Increased international production from ongoing operations by 13% to an average 302,000 BOE per day in 2016 with improved production from Al Hosn Gas in the UAE and the ramp-up of production from Oman’s Block 62;

■	Maintained financial discipline, a strong balance sheet, and high liquidity; and

■	Increased the annualized dividend to $3.04, the 14th consecutive increase over the last 13 years.

Continued emphasis on identifying and developing Occidental’s future leadership. Ms. Hollub has worked with other members of senior management and the Board to ensure that the current and future leadership team is positioned to successfully meet the challenges of a dynamic industry. Specific accomplishments include:

■	Conducted an in-depth talent review, with a continued focus on diverse representation in leadership positions, to ensure that the next generation of leaders have been identified and are being appropriately developed for positions of increasing responsibility;

■	Formed new organizational teams to advance business objectives, and reorganized the oil and gas and midstream segments around core work projects, which resulted in cost savings and increased technical competencies which positively impacted production;

■	Increased Occidental’s talent level in the areas of geoscience and petrophysics;

■	Marked progress on unconventional expertise, and focus on expansion of long-term access to CO2;

■	In conjunction with the Board, implemented an executive succession plan, including an in-depth CEO succession planning process;

■	Implemented and personally socialized Occidental’s core values and culture traits throughout the organization and leveraged Occidental’s recognition award program to reinforce and drive the cultural initiative;

■	Inspired company-wide enthusiasm and focus on pivotal behavioral and cultural traits that are intended to accelerate company success;

■	Named to Fortune Magazine’s 2016 “Most Powerful Women in Business” list; and

■	Named to Institutional Investors 2016 All-America Executive Team.

Maintained focus on the Company’s commitment to safety, health, the environment, diversity, governance, social responsibility, and the highest standards of ethical conduct and to foster a collaborative culture. Under the leadership of Ms. Hollub, Occidental’s performance in these areas continued to receive high praise in 2016 as evidenced by:

■	Occidental’s 2016 combined employee/contractor injury and illness incidence rate (IIR) was 0.28 and the combined employee/contractor Days Away, Restricted or Transferred Rate (DART) was 0.16. For over 20 consecutive years, Occidental’s worldwide employee IIR has been less than 1.0 recordable injury per 100 employees;

■	Fortune Magazine ranked Occidental No. 1 among its 2016 Most Admired Companies in the “Mining, Crude Oil Production” category for the ninth year in a row;

■	Corporate Responsibility Magazine ranked Occidental among the 100 Best Corporate Citizens for 2016, one of the world’s top corporate responsibility rankings. This is the seventh year in a row that Occidental has made this list. Occidental is the second highest-ranked oil and gas company. Companies are evaluated on their performance in environment, climate change, human rights, employee relations, corporate governance, philanthropy, financial performance and community support; and

■	For the second consecutive year, Occidental was named E&P Company of the Year at the Texas Oil & Gas Awards. The award recognized Occidental as a standout operator that has demonstrated operational excellence and commitment to environmental stewardship.

Compensation Decisions. In recognition of the significant increase in Ms. Hollub’s responsibilities following her promotion to Chief Executive Officer, and in light of the accomplishments detailed above, the Compensation Committee set Ms. Hollub’s compensation package in 2016 as follows:

■	Base salary: 39% increase effective April 29, 2016 in connection with Ms. Hollub’s promotion to Chief Executive Officer. The Compensation Committee determined this increase was

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appropriate in light of Ms. Hollub’s increasing responsibilities, personal accomplishments and a review of compensation surveys and publicly available peer company data.

■	Annual Cash Incentive: The Compensation Committee’s decision with respect to the company performance portion of the Annual Cash Incentive award is discussed on page 28. Based on the achievements described under “Performance Assessment,” the Compensation Committee determined that the individual performance portion of the Annual Cash Incentive award was earned at target.

■	Long-Term Incentives awards granted in 2016 are included in the Grants of Plan-Based Awards table on page 38

  Edward A. Lowe, Executive Vice President and Group Chairman, Middle East

Current Role. Mr. Lowe has been Executive Vice President of Occidental since February 2015 and Group Chairman, Middle East since August 2016. Prior to that, Mr. Lowe served as President, Oxy Oil and Gas — International since 2009. Mr. Lowe is responsible for growing Occidental’s business in the Middle East, including strategy, business development, contract extensions and partner relationships.

Tenure. Mr. Lowe has been an employee of Occidental for over 33 years.

Performance Assessment. In assessing Mr. Lowe’s accomplishments, the Compensation Committee considered his contributions to the successful exit or sale of assets in Libya, Bahrain, Iraq and Yemen; Mr. Lowe’s involvement in the signing of an agreement with the Abu Dhabi National Oil Company (ADNOC) and OMV of Austria to explore and develop Abu Dhabi’s oil and gas fields in offshore northwest Abu Dhabi; and his oversight of the Al Hosn Gas plant, which received a “Project Execution of the Year” award from the “Oil and Gas Year Abu Dhabi 2016” for recognition of successful commissioning of the Shah Gas Development Project at year-end 2015.

Compensation Decisions. The Compensation Committee set Mr. Lowe’s compensation package in 2016 as follows:

■	Base salary: Mr. Lowe’s base salary was unchanged.

■	Annual Cash Incentive: The Compensation Committee’s decision with respect to the company performance portion of the Annual Cash Incentive award is discussed on page 29. Based on the achievements described under “Performance Assessment,” the Compensation Committee determined that the individual performance portion of the Annual Cash Incentive award was earned at target.

■	Long-Term Incentive awards granted in 2016 are included in the Grants of Plan-Based Awards table on page 38.

  Marcia E. Backus, Senior Vice President, General Counsel and Chief Compliance Officer

Current Role. Ms. Backus has been General Counsel since October 2013 and Senior Vice President since May 2014. Ms. Backus is responsible for overseeing Occidental’s legal and compliance departments.

Tenure. Ms. Backus has been an employee of Occidental since October 2013. Previously, Ms. Backus was a partner at the law firm Vinson & Elkins L.L.P, heading the firm’s Energy Transactions/Projects Practice Group and serving in key leadership positions.

Performance Assessment. In assessing Ms. Backus’ accomplishments, the Compensation Committee considered her instrumental contributions to Occidental’s mergers and acquisitions activity, including the divestment of Occidental’s non-core domestic operations in the Piceance Basin and the divestment of non-core international operations in Libya, Bahrain, Iraq and Yemen. The Compensation Committee also considered her contributions to the successful acquisition of producing and non-producing leasehold acreage, CO2 properties and related infrastructure in the Permian Basin; management of ongoing litigation matters; and overseeing the disposition of Occidental’s remaining shares of California Resources. In addition, Ms. Backus successfully secured payments of approximately $1 billion from Ecuador owed to Occidental pursuant to a November 2015 arbitration award.

Compensation Decisions. The Compensation Committee set Ms. Backus’ compensation package in 2016 as follows:

■	Base salary: 27% increase from 2015, which the Compensation Committee determined was appropriate in light of a review of her individual responsibilities and performance assessment, compensation surveys, publicly available peer company data and internal pay equity.

■	Annual Cash Incentive: The Compensation Committee’s decision with respect to the company performance portion of the Annual Cash Incentive award is discussed on page 29. Based on the achievements described under “Performance Assessment,” the Compensation Committee determined that the individual performance portion of the Annual Cash Incentive award was earned at target.

■	Long-Term Incentive awards granted in 2016 are included in the Grants of Plan-Based Awards table on page 38.

  Christopher G. Stavros, Senior Vice President and Chief Financial Officer

Current Role. Mr. Stavros has been Senior Vice President since February 2015 and Chief Financial Officer since July 2014. Mr. Stavros is responsible for Occidental’s tax, treasury and controller functions as well as investor relations, communications, public affairs and government relations.

Tenure. Mr. Stavros has been an employee of Occidental for over 12 years.

Performance Assessment. In assessing Mr. Stavros’ accomplishments, the Compensation Committee considered his leadership and management of Occidental’s accounting, treasury, investor relations and finance functions, including his involvement in the issuance of senior unsecured notes in 2016; the disposition of Occidental’s remaining shares of California Resources; leadership in cost reduction efforts and his

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maintenance of a conservative balance sheet despite depressed commodity prices, which were critical to Occidental’s maintenance of an “A” credit rating with the major ratings agencies, and resulted in a relative credit spread highly competitive with that of our peers. In addition, Mr. Stavros successfully maintains ongoing relationships with institutional investors and oversees corporate communications and government relations activities.

Compensation Decisions. The Compensation Committee set Mr. Stavros’ compensation package in 2016 as follows:

■	Base salary: 8% increase from 2015, which the Compensation Committee determined was appropriate in light of a review of his individual responsibilities and performance assessment, compensation surveys, publicly available peer company data and internal pay equity.

■	Annual Cash Incentive: The Compensation Committee’s decision with respect to the company performance portion of the Annual Cash Incentive award is discussed on page 29. Based on the achievements described under “Performance Assessment,” the Compensation Committee determined that the individual performance portion of the Annual Cash Incentive award was earned at target.

■	Long-Term Incentive awards granted in 2016 are included in the Grants of Plan-Based Awards table on page 38.

  Glenn M. Vangolen, Senior Vice President, Business Support

Current Role. Mr. Vangolen has been Senior Vice President, Business Support since February 2015, and, prior to that role, held positions of increasing responsibility in the oil and gas and corporate segments. In his current role, Mr. Vangolen is responsible for human resources; health, environment and safety; and information technology functions.

Tenure. Mr. Vangolen has been an employee of Occidental for over 36 years.

Performance Assessment. In assessing Mr. Vangolen’s accomplishments, the Compensation Committee considered Mr. Vangolen’s role in the launch of Occidental’s Re-Imagined Oilfield (RIO) project, an initiative aimed at driving innovation by valuing novel ideas and creating a platform for ideation with the goal of empowering employees to participate in shaping the future of Occidental; various honors and achievements bestowed on Occidental in 2016 under Mr. Vangolen’s leadership for safety, including seven OxyChem and OxyVinyls plants recognized by the Vinyl Institute for excellence in worker safety and environmental protection, based on performance against guidelines and standards established by federal agencies; and the achievement of unprecedentedly low injury rates at Colombia’s Cano Limon and Caricare fields, which achieved 365 days without a recordable injury.

Compensation Decisions. The Compensation Committee set Mr. Vangolen’s compensation package in 2016 as follows:

■	Base salary: 4.5% increase from 2015 which the Compensation Committee determined was appropriate in light of a review of his individual responsibilities and performance assessment, compensation surveys, publicly available peer company data and internal pay equity.

■	Annual Cash Incentive: The Compensation Committee’s decision with respect to the company performance portion of the Annual Cash Incentive award is discussed on page 29. Based on the achievements described under “Performance Assessment,” the Compensation Committee determined that the individual performance portion of the Annual Cash Incentive award was earned at target.

■	Long-Term Incentive awards granted in 2016 are included in the Grants of Plan-Based Awards table on page 38.

  Stephen I. Chazen, Former Chief Executive Officer

Current Role. Mr. Chazen is currently serving as strategic advisor and served as Chief Executive Officer from May 2011 to April 2016 and served as Occidental’s President from 2007 to December 2015. Mr. Chazen has served on Occidental’s Board of Directors since 2010.

Tenure. Mr. Chazen has been an employee of Occidental for over 23 years.

Compensation Decisions. The Compensation Committee made the following compensation decisions with respect to Mr. Chazen’s compensation package in 2016:

■	Base salary: 50% reduction commensurate with his stepping down as Chief Executive Officer into his current role of strategic advisor.

■	Annual Cash Incentive: None.

■	Long-Term Incentives: None.

Status of Previously-Granted Performance Stock Awards

  2013 Long-Term Incentive Awards

In July 2013, the Compensation Committee granted long-term incentive awards to the then-named executive officers, which were allocated approximately 40% to a Return on Capital Employed Incentive Award (ROCE award) or a pair of Return on Asset Incentive Awards (ROA awards), 30% to a TSR award, and 30% to a performance-based Restricted Stock Incentive award (PRSI award), based on target performance and grant date stock price, except for Mr. Chazen, who received only an RSI award. Occidental’s returns and earnings metrics were greatly influenced by the decline in commodity prices that began in late 2014 and continued through 2016, which affected the payout of the 2013 long-term incentive awards. A table illustrating the payouts of the 2013 long-term incentive awards is shown below:

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PAYOUT OF 2013 LONG-TERM INCENTIVE AWARDS

2013 Long-Term Incentive Awards	Performance Period	Payout as a Percentage of Target
ROCE Award	January 1, 2014 to December 31, 2016	0%
ROA Awards	January 1, 2014 to December 31, 2016	0%
TSR Award	July 1, 2013 to June 30, 2016	100%(1)
PRSI Award	July 1, 2013 to June 30, 2016(2)	0%
(1)	As described further below, payout of the TSR award was capped at target because Occidental’s absolute TSR performance was negative over the performance period.
(2)	Payout of the PRSI award is based on achieving a threshold cumulative net income goal of at least $12 billion. If the threshold is not met by June 30, 2020, the shares are forfeited entirely.

Total Shareholder Return Award. In July 2013, the Compensation Committee granted TSR awards denominated in PSUs, each of which was equivalent to one share of common stock, to the then-named executive officers. The TSR awards granted in 2013 were payable in shares of common stock from zero to 150% of the target number of PSUs granted based on Occidental’s relative TSR performance compared to the TSR performance of its peer group. Additionally, if Occidental’s absolute TSR performance was negative over the performance period, payout of the award was capped at no more than the target number of PSUs granted. The performance period began July 1, 2013, and ended June 30, 2016.

In July 2016, the Compensation Committee certified Occidental’s TSR over the performance period, with Occidental ranking fifth out of the twelve companies in the peer group. While the interpolation formula as per the terms of the TSR award indicated a payout of 116.7% of the target number of PSUs granted in shares of common stock, payout of the TSR award was capped at the target number of PSUs granted because Occidental’s TSR performance over the performance period was negative. The number of shares earned, and the corresponding value realized by the named executive officers, are included in the “Options Exercised and Stock Vested” table on page 43. Not less than 50% of the net after-tax shares received pursuant to the TSR award are subject to a three-year holding period. The capping of the payout of the TSR awards at target, resulting from negative TSR performance over the performance period despite above-average relative performance, illustrates the pay-for-performance nature of Occidental’s executive compensation program and the alignment of the program with the interests of Occidental’s stockholders.

Other Compensation and Benefits

  Employment Arrangements

Employment agreements, offer letters or retention and severance arrangements may be offered to key executives for recruitment and retention purposes and to ensure the continuity and stability of management. Currently, none of the named executive officers have an employment agreement with Occidental.

Retention Benefits. In February 2013, as part of the succession planning process for the Chief Executive Officer, Occidental provided written arrangements regarding retention payments (Retention Benefits) in certain circumstances for Messrs. Lowe and Stavros, who do not have employment agreements with Occidental. Pursuant to the Retention Benefits, Mr. Lowe will receive a retention payment of two times, and Mr. Stavros three times, the executive’s then-current annual base salary in one lump sum payment on the one-year anniversary of the appointment of the new Chief Executive Officer, provided the covered executive remains employed by Occidental on that date. It is expected that Messrs. Lowe and Stavros will earn the Retention Benefits on April 29, 2017, the one-year anniversary of Ms. Hollub’s appointment as Chief Executive Officer.

  Qualified Defined Contribution Plans

Occidental does not have a defined benefit pension plan that provides named executive officers a fixed monthly retirement payment. Instead, all salaried employees on the U.S. dollar payroll, including the named executive officers, are eligible to participate in one or more tax-qualified, defined contribution plans.

Savings Plan. For 2016, the defined contribution 401(k) savings plan (Savings Plan) permitted employees to save a percentage of their annual salary up to the $265,000 limit set by IRS regulations, and employee pre-tax contributions were limited to $18,000. Employees may direct their contributions to a variety of investments. Occidental matches two dollars for every one dollar the employee contributes up to 2% of eligible pay, plus an additional dollar-for-dollar match on the next 3% of eligible pay. The named executive officers are fully vested in their account balances under the Savings Plan. The amounts contributed by Occidental to the Savings Plan are included in the “All Other Compensation” column of the Summary Compensation Table on page 37.

Retirement Plan. The defined contribution retirement plan (Retirement Plan) is funded annually through a reallocation process from the employee’s Supplemental Retirement Plan II (SRP II) account balance (described below). Because it is not possible to determine the exact amount that could be contributed to the Retirement Plan without exceeding governmental limits until the end of the year, the reallocation process has been developed to maximize the amount contributed each year to a tax-qualified defined contribution plan. The Retirement Plan is company-funded, and employees may not contribute to the Retirement Plan. The named executive officers are fully vested in their account balances under the Retirement Plan. The amounts allocated to the Retirement Plan are included in the SRP II contributions by Occidental in the “All Other Compensation” column of the Summary Compensation Table on page 37.

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  Nonqualified Deferred Compensation Plans

Occidental maintains two nonqualified deferred compensation plans: (i) the SRP II, and (ii) the Modified Deferred Compensation Plan (MDCP). The purpose of the SRP II is to provide eligible employees, including the named executive officers, with benefits to compensate them for maximum limits imposed by law on the amount of contributions that may be made to Occidental’s tax-qualified defined contribution plans. The purpose of the MDCP is to provide key management and highly compensated employees the ability to accumulate additional retirement income through deferrals of compensation.

Additional information regarding the terms and conditions of the SRP II and the MDCP is described on page 43. Amounts contributed to the SRP II on behalf of the named executive officers are included in the “All Other Compensation” column of the Summary Compensation Table on page 37. Amounts of salary and bonus deferred by named executive officers who participate in the MDCP are included as compensation in the “Salary,” and “Non-Equity Incentive Compensation” columns of the Summary Compensation Table on page 37, as applicable. In addition, the contributions, aggregate earnings, withdrawals and aggregate balances for the named executive officers in the SRP II and MDCP with respect to the 2016 fiscal year are shown in the “Nonqualified Deferred Compensation” table on page 44. No above market earnings were paid in 2016 under either the SRP II or the MDCP.

  Perquisites

Occidental provides a limited number of perquisites for its named executive officers, which consist principally of tax preparation fees, corporate aircraft use, excess liability insurance, annual physical examinations, relocation benefits in excess of Occidental’s company-wide policy and certain tax gross-ups.

Tax Preparation. Certain executives, including each of the named executive officers, are eligible to receive reimbursement for tax preparation. Eligible executives are required to have their personal tax returns prepared by a tax professional qualified to practice before the IRS in order to ensure compliance with applicable tax laws.

Corporate Aircraft Use. Directors and executive officers may use corporate aircraft for personal travel, if space is available. The director or executive reimburses Occidental for personal use of company aircraft, including any guests accompanying them, at not less than the standard industry fare level rate (which is determined in accordance with IRS regulations).

Insurance. Occidental offers a variety of health coverage options to all employees. The named executive officers participate in these plans on the same terms as other employees. Occidental provides all salaried employees with life insurance equal to twice the employee’s base salary. In addition, for all employees above a certain grade level, Occidental will pay for an annual physical examination. Occidental also provides certain executives, including the named executive officers, with excess liability insurance coverage.

Stock Ownership Guidelines

Occidental’s stock ownership guidelines are intended to more closely align the interests of the named executive officers with those of the company’s stockholders. The ownership requirements range from six times to three times the officer’s annual base salary, based on position, as illustrated below:

Position		Multiple of Base Salary
■	Chief Executive Officer	6
■	Chief Financial Officer	4
■	Executive Vice Presidents	4
■	Senior Vice Presidents	3

Unvested performance-based stock awards and performance-based stock units do not count toward satisfaction of the stock ownership guidelines. Officers subject to the guidelines are expected to comply within five years from the later of the effective date of the guidelines or the date the individual is named to a participating position. As of February 28, 2017, each of the named executive officers was in compliance with the guidelines (see “Beneficial Ownership of Directors and Executive Officers” table on page 50).

Equity Grant Practices

In 2016, the Compensation Committee granted a special, off-cycle restricted stock unit award to the named executive officers at its regularly scheduled February meeting to recognize the accomplishments of the executives in 2015, which contributed to Occidental’s strong production growth, lowered cost structure, continued execution of the company’s strategic review, preservation of a strong balance sheet during a time of challenging market conditions, and to incentivize retention. The Compensation Committee made equity grants pursuant to the long-term incentive program at its regularly scheduled July meeting. The grant date fair value of the restricted stock unit awards is based on the closing price of Occidental’s common stock on the NYSE on the day the Compensation Committee grants the award. The grant date fair value of the TSR award incorporates the closing price of Occidental’s common stock on the NYSE on the day the Compensation Committee grants the award, as well as the estimated payout percentage as of the grant date. As specifically authorized by the terms of the 2015 Long-Term Incentive Plan (2015 LTIP), the Compensation Committee has delegated to Ms. Hollub the authority to grant awards in certain circumstances to new employees.

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Potential Recoupment of Compensation Due to Misconduct

Occidental may recoup certain compensation from the executive officers in the event of misconduct pursuant to the terms of Occidental’s Code of Business Conduct, the terms of the plan underlying the Annual Cash Incentive awards and the terms of the 2015 LTIP. Occidental’s Code of Business Conduct prohibits any officer, employee or director from violating or circumventing any law of the United States or a foreign country or engaging in unethical conduct during the course of his or her employment. The Audit Committee of the Board of Directors oversees compliance with the Code of Business Conduct and has put in place procedures, including a compliance hotline, to ensure that all violations or suspected violations of the Code of Business Conduct are reported promptly, without fear of retaliation. In general, misconduct may have several consequences, including the following:

■	If a named executive officer was found to have violated the Code of Business Conduct, the officer would be subject to disciplinary action, which may include termination, referral for criminal prosecution and reimbursement to Occidental or others for any losses or damages resulting from the violation.

■	Stock awards may be forfeited in whole or in part in the case of an employee’s termination for cause.

■	Stock awards and the Annual Cash Incentive award may be forfeited or reduced for violations of the Code of Business Conduct or other provisions of the award agreements.

In addition, the 2015 LTIP includes a provision that gives Occidental the contractual right to recoup awards (i) where a participant has breached Occidental’s Business Code of Conduct by violating applicable law or company policy or engaging in unethical conduct or (ii) pursuant to a policy to be adopted by Occidental to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which will generally require recoupment of incentive-based compensation if Occidental is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the preceding Compensation Discussion and Analysis section for the year ended December 31, 2016. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2017 Annual Meeting of Stockholders.

Respectfully submitted,

THE EXECUTIVE COMPENSATION COMMITTEE

Margaret M. Foran (Chair)

Spencer Abraham

John E. Feick

William R. Klesse

Jack B. Moore

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EXECUTIVE COMPENSATION TABLES

Summary Compensation

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Vicki Hollub President and Chief Executive Officer	2016	$1,143,314	$0	$9,765,802	$0	$1,875,000	$214,379	$12,998,495
	2015	$687,500	$0	$4,062,500	$722,500	$0	$123,865	$5,596,365
	2014	$519,697	$200,000	$2,745,022	$0	$0	$196,600	$3,661,319
Edward A. Lowe Executive Vice President and Group Chairman, Middle East	2016	$625,000	$0	$4,029,783	$0	$750,000	$127,035	$5,531,818
	2015	$625,000	$0	$3,250,000	$170,000	$0	$147,973	$4,192,973
	2014	$625,000	$400,000	$2,745,022	$0	$0	$213,797	$3,983,819
Marcia E. Backus Senior Vice President, General Counsel and Chief Compliance Officer	2016	$646,970	$0	$4,059,535	$0	$800,000	$118,336	$5,624,841
	2015	$541,667	$500,000	$1,787,500	$170,000	$0	$135,841	$3,135,008

Christopher G. Stavros Senior Vice President and Chief Financial Officer	2016	$650,000	$0	$4,059,535	$0	$800,000	$185,777	$5,695,312
	2015	$600,000	$0	$2,437,500	$425,000	$0	$795,794	$4,258,294
	2014	$507,860	$200,000	$1,525,039	$0	$0	$118,544	$2,351,443
Glenn M. Vangolen Senior Vice President, Business Support	2016	$575,000	$0	$3,258,557	$0	$600,000	$103,097	$4,536,654

Stephen I. Chazen Former Chief Executive Officer	2016	$1,000,000	$0	$0	$0	$0	$2,283,914	$3,283,914
	2015	$1,500,000	$0	$5,000,000	$0	$0	$294,616	$6,794,616
	2014	$1,500,000	$0	$5,000,000	$0	$0	$292,704	$6,792,704

(1)	For 2016, values shown in the Stock Awards column represent the grant date fair value of the TSR and RSU awards granted pursuant to the 2016 long-term incentive program and a special, off-cycle restricted stock unit grant (SRSU award). In accordance with SEC rules, the SRSU award is included in the 2016 Stock Awards column; however, this award was intended to recognize 2015 achievements and is not part of the 2016 long-term incentive program. The grant date fair value of the SRSU award and the RSU award is equal to the number of stock units granted multiplied by Occidental’s closing stock price on the grant date, $70.63 and $76.83, respectively.
The grant date fair value of the TSR award incorporates Occidental’s closing stock price on the grant date of $76.83, as well as the estimated payout percentage as of the grant date. See Note 12 to the Consolidated Financial Statements in Occidental’s Annual Report on Form 10-K regarding assumptions underlying the valuation of the TSR award. The maximum value of the TSR award as of the grant date for Ms. Hollub, Mr. Lowe, Ms. Backus, Mr. Stavros and Mr. Vangolen are approximately $11.2 million, $3.9 million, $3.3 million, $3.3 million and $3.0 million, respectively. The RSU award and SRSU award have no above-target payout scenarios.
(2)	The named executive officers did not receive a stock option grant in 2016 or 2014.
(3)	The amounts shown represent amounts earned pursuant to the Annual Cash Incentive award. For more information regarding the 2016 Annual Cash Incentive award, see “Compensation Discussion and Analysis–Elements of the 2016 Compensation Program–Annual Cash Incentive” on page 26.
(4)	The following table shows “All Other Compensation” amounts for 2016 for the named executive officers. In accordance with SEC rules, benefits that are generally available to all full-time salaried U.S. dollar employees, such as medical, dental and life insurance and health savings and flexible spending accounts are not shown.

	Vicki Hollub	Edward A. Lowe		Marcia E. Backus	Christopher G. Stavros		Glenn M. Vangolen	Stephen I. Chazen
Savings Plan(a)	$18,550	$18,550		$18,550	$18,550		$17,500	$18,550
SRP II(b)	$195,829	$95,535		$99,786	$100,372		$85,597	$168,098
Personal Benefits	$–	$12,950	(c)	$–	$66,855	(d)	$–	$2,097,266	(e)
Total	$214,379	$127,035		$118,336	$185,777		$103,097	$2,283,914

(a)	The amount shown is the company’s contribution to the Occidental Petroleum Corporation Savings Plan (Savings Plan) described on page 34.
(b)	The amount shown is the company’s contribution to the Supplemental Retirement Plan II (SRP II) described on page 43.
(c)	Tax preparation, executive physical, and excess liability insurance.
(d)	Relocation benefits in excess of Occidental’s relocation policy ($44,308) and a related tax gross-up ($14,647), tax preparation, executive physical, and excess liability insurance.
(e)	Payment for accrued but unused vacation ($2,006,971) which, pursuant to an agreement between Mr. Chazen and the Compensation Committee, was paid to Mr. Chazen at the time he stepped down as Chief Executive Officer, tax preparation, travel to outside board meetings, and excess liability insurance.

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Grants of Plan-Based Awards

The table below shows the plan-based awards granted by the Compensation Committee to the named executive officers in 2016. The awards are abbreviated in the table as follows: (i) the Annual Cash Incentive award (ACI); (ii) a special, off-cycle restricted stock unit award (SRSU); (iii) a Restricted Stock Unit award (RSU) pursuant to the 2016 long-term incentive program; and (iv) a performance-based Total Shareholder Return award (TSR) pursuant to the 2016 long-term incentive program. For a summary of the key terms of the awards granted pursuant to the 2016 long-term incentive program, please see “Summary of 2016 Long-Term Incentive Program” beginning on page 29. For the actual amounts earned under the Annual Cash Incentive award, see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 37.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: # of Shares of	Grant Date Fair Value of Stock
Name/ Type of Grant(1)	Grant Date	Threshold $	Target $	Maximum $	Threshold # Shares	Target # Shares	Maximum # Shares	Stock or Units	Awards ($)
Vicki Hollub
ACI(2)		$0	$1,875,000	$3,750,000
SRSU(3)	02/17/16							25,000	$1,765,750
RSU(4)	07/13/16							31,238	$2,400,016
TSR(5)	07/13/16				21,045	84,179	168,358		$5,600,036
Edward A. Lowe
ACI(6)		$0	$750,000	$1,500,000
SRSU(3)	02/17/16							7,500	$529,725
RSU(4)	07/13/16							20,500	$1,575,015
TSR(5)	07/13/16				7,235	28,937	57,874		$1,925,043
Marcia E. Backus
ACI(6)		$0	$800,000	$1,600,000
SRSU(3)	02/17/16							15,000	$1,059,450
RSU(4)	07/13/16							17,572	$1,350,057
TSR(5)	07/13/16				6,201	24,803	49,606		$1,650,028
Christopher G. Stavros
ACI(6)		$0	$800,000	$1,600,000
SRSU(3)	02/17/16							15,000	$1,059,450
RSU(4)	07/13/16							17,572	$1,350,057
TSR(5)	07/13/16				6,201	24,803	49,606		$1,650,028
Glenn M.Vangolen
ACI(6)		$0	$600,000	$1,200,000
SRSU(3)	02/17/16							7,200	$508,536
RSU(4)	07/13/16							16,107	$1,237,501
TSR(5)	07/13/16				5,684	22,736	45,472		$1,512,520

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(1)	Mr. Chazen was not granted any plan-based awards in 2016.
(2)	For 2016, payout of Ms. Hollub’s Annual Cash Incentive award was based on Occidental’s performance with respect to a basket of key performance metrics and the Compensation Committee’s assessment of individual performance, as described further under “Compensation Discussion and Analysis–Elements of the 2016 Compensation Program–Annual Cash Incentive” on page 26. Amounts shown represent the “target” and “maximum” amounts payable to Ms. Hollub under the Annual Cash Incentive award. Actual payout of the Annual Cash Incentive award is shown in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 37.
(3)	On February 17, 2016, the Compensation Committee granted a special, off-cycle restricted stock unit award (SRSU award) to the named executive officers, excluding Mr. Chazen, to recognize the accomplishments of the executives in 2015, which contributed to Occidental’s strong production growth, lowered cost structure, continued execution of the company’s strategic review, preservation of a strong balance sheet during a time of challenging market conditions, and to incentivize retention. In accordance with SEC rules, the SRSU award is reflected in the Summary Compensation Table and this Grants of Plan-Based Awards Table because it was granted in 2016, but, as described above, the SRSU award was intended to recognize 2015 accomplishments so it is not considered an element of the 2016 compensation program.
The grant date fair value of the SRSU award is equal to the number of restricted stock units granted multiplied by $70.63, the closing price of Occidental’s common stock on the NYSE on the grant date, February 17, 2016. The SRSU award vests ratably over three years with one-third vesting on each of February 28, 2017, 2018 and 2019, subject to continued employment, and is payable in shares of common stock upon vesting. The value of the SRSU award at vesting will depend on the closing price of Occidental’s common stock on each vesting date multiplied by the number of stock units vested.
(4)	The grant date fair value of the RSU award is equal to the number of restricted stock units granted multiplied by $76.83, the closing price of Occidental’s common stock on the NYSE on the grant date, July 13, 2016. The RSU award vests ratably over three years with one-third vesting on each of July 12, 2017, 2018 and 2019, subject to continued employment, and is payable in shares of common stock upon vesting. The value of the RSU award at vesting will depend on the closing price of Occidental’s common stock on each vesting date multiplied by the number of stock units vested. The vested shares are subject to a two-year holding period. For more information regarding the RSU award, please see “Summary of 2016 Long-Term Incentive Program–Restricted Stock Unit (RSU) Award” on page 30.
(5)	The grant date fair value of the TSR award is based on a Monte Carlo simulation in accordance with FASB ASC 718 indicating a projected payout of approximately 87% of the target number of PSUs granted. Actual payout of the TSR award may be zero, 25%, or a range from 25% to 200% of the target number of PSUs granted based on Occidental’s TSR ranking at the end of the three-year performance period and Occidental’s absolute TSR during the period. For more information regarding the payout possibilities of the TSR award, please see “Summary of 2016 Long-Term Incentive Program–Total Shareholder Return (TSR) Award” on page 30.
(6)	For 2016, payout of the Annual Cash Incentive award for Mr. Lowe, Ms. Backus, and Messrs. Stavros and Vangolen was based on Occidental’s performance with respect to total spend per barrel (TSPB), an internal company performance metric aimed at achieving cost reductions and maximizing operational efficiencies, and the Compensation Committee’s assessment of the officer’s individual performance, as described further under “Compensation Discussion and Analysis–Elements of the 2016 Compensation Program–Annual Cash Incentive” on page 26. Amounts shown represent the “target” and “maximum” amounts payable to the executives under the Annual Cash Incentive award. Actual payout of the Annual Cash Incentive award is shown in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 37.

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Outstanding Equity Awards

The table below sets forth the outstanding equity awards held by the named executive officers as of December 31, 2016.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2016

		Option Awards				Stock Awards
Name/Type of Award	Grant Date	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of restricted stock units that have not vested (#)	Market value of restricted stock units that have not vested (#)	(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Values of Unearned Shares, Units or Other Rights That Have Not Vested ($)	(1)
Vicki Hollub
NQSO(2)	02/11/2015	28,334	56,666	$79.98	2/11/2022
SRSU(3)	02/17/2016					25,000	$1,780,750
RSU(3)	07/13/2016					31,238	$2,225,083
RSI(4)	07/22/2013								4,470	$318,398
RSI(4)	07/09/2014								13,955	$994,015
ROA(5)	07/09/2014								4,652	$331,362
ROCE(5)	07/08/2015								4,308	$306,859
PRI(6)	07/08/2015								34,464	$2,454,871
TSR(7)	07/09/2014								13,955	$994,015
TSR(7)	07/08/2015								22,169	$1,579,098
TSR(7)	07/13/2016								21,045	$1,499,035
Edward A. Lowe
NQSO(2)	02/11/2015	6,667	13,333	$79.98	2/11/2022
SRSU(3)	02/17/2016					7,500	$534,225
RSU(3)	07/13/2016					20,500	$1,460,215
RSI(4)	07/11/2012								19,938	$1,420,184
RSI(4)	07/22/2013								15,469	$1,101,857
RSI(4)	07/09/2014								13,955	$994,015
ROA(5)	07/09/2014								4,652	$331,362
ROA(5)	07/08/2015								690	$49,149
MENA(8)	07/08/2015								22,058	$1,571,191
PRI(6)	07/08/2015								27,571	$1,963,882
TSR(7)	07/09/2014								13,955	$994,015
TSR(7)	07/08/2015								17,735	$1,263,264
TSR(7)	07/13/2016								7,234	$515,278
Marcia E. Backus
NQSO(2)	02/11/2015	6,667	13,333	$79.98	2/11/2022
SRSU(3)	02/17/2016					15,000	$1,068,450
RSU(3)	07/13/2016					17,572	$1,251,654
RSI(4)	10/01/2013								20,096	$1,431,438
RSI(4)	07/09/2014								6,203	$441,840
ROCE(5)	07/09/2014								2,068	$147,304
ROCE(5)	07/08/2015								1,896	$135,052
PRI(6)	07/08/2015								15,165	$1,080,203
TSR(7)	07/09/2014								6,203	$441,840
TSR(7)	07/08/2015								9,755	$694,849
TSR(7)	07/13/2016								6,201	$441,697

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		Option Awards				Stock Awards
Name/Type of Award	Grant Date	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of restricted stock units that have not vested (#)	Market value of restricted stock units that have not vested (#)	(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Values of Unearned Shares, Units or Other Rights That Have Not Vested ($)	(1)
Christopher G. Stavros
NQSO(2)	02/11/2015	16,667	33,333	$ 79.98	2/11/2022
SRSU(3)	02/17/2016					15,000	$1,068,450
RSU(3)	07/13/2016					17,572	$1,251,651
RSI(4)	07/11/2012								9,471	$674,619
RSI(4)	07/22/2013								8,709	$620,342
RSI(4)	07/09/2014								7,753	$552,246
ROCE(5)	07/09/2014								2,584	$184,058
ROCE(5)	07/08/2015								2,585	$184,130
PRI(6)	07/08/2015								20,679	$1,472,965
TSR(7)	07/09/2014								7,753	$552,246
TSR(7)	07/08/2015								13,302	$947,501
TSR(7)	07/13/2016								6,201	$441,697
Glenn M. Vangolen
NQSO(2)	02/11/2015	11,667	23,333	$ 79.98	2/11/2022
SRSU(3)	02/17/2016					7,200	$512,856
RSU(3)	07/13/2016					16,107	$1,147,302
RSI(4)	07/09/2014								4,963	$353,514
ROCE(5)	07/09/2014								1,654	$117,814
ROCE(5)	07/08/2015								2,068	$147,304
PRI(6)	07/08/2015								16,543	$1,178,358
TSR(7)	07/09/2014								4,963	$353,514
TSR(7)	07/08/2015								10,641	$757,958
TSR(7)	07/13/2016								5,684	$404,871
Stephen I. Chazen
RSI(4)	07/11/2012								62,304	$4,437,914
RSI(4)	07/10/2013								59,018	$4,203,852
RSI(4)	07/09/2014								41,346	$2,945,076
ROCE(5)	07/09/2014								10,337	$736,305
ROCE(5)	07/08/2015								13,786	$981,977
PRI(6)	07/08/2015								55,142	$3,927,765

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(1)	The amounts shown represent the product of the number of shares or units shown in the column immediately to the left and the closing price of Occidental’s common stock on the NYSE on December 30, 2016, which was $71.23.
(2)	The non-qualified stock option (NQSO) awards vest ratably over a three-year period with one-third becoming exercisable on each of February 11, 2016, 2017, and 2018. Occidental’s closing stock price on December 31, 2016 was not in excess of the strike price of the NQSO award.
(3)	The SRSU and RSU awards vest ratably over a three-year period, subject to continued employment, with one-third of the SRSU award vesting on each of February 28, 2017, 2018 and 2019 and one-third of the RSU award vesting on each of July 12, 2017, 2018 and 2019. The SRSU and RSU awards are payable solely in shares of common stock.
(4)	The shares underlying the RSI awards granted in 2012, 2013 and 2014 are forfeitable until the certification by the Compensation Committee that the achievement of the performance goal is met. If the performance goal for the RSI awards granted in each of 2012, 2013 and 2014 is not met by June 30, 2019, 2020 and 2021, respectively, then the shares underlying the award will forfeit in their entirety. Pursuant to SEC rules, the values shown reflect a target payout of the RSI awards, but, based on the performance of Occidental through December 31, 2016, each of the 2012, 2013 and 2014 RSI awards are not expected to pay out.
(5)	For the return on asset (ROA) and return on capital employed (ROCE) awards granted in 2014 and 2015, the values shown reflect an estimated payout of a number of shares or units based on achievement of the threshold performance level; however, based on the performance of Occidental through December 31, 2016, each of the 2014 and 2015 ROA and ROCE awards are not expected to pay out. The ROA and ROCE awards vest based on the achievement of the applicable performance goal over the applicable performance period. The ultimate payout may be significantly less or more than the amounts shown, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental’s common stock on the award certification date. The performance periods for the ROA awards and ROCE awards granted in 2014 and 2015 end on December 31, 2017 and 2018, respectively.
(6)	The performance retention incentive (PRI) award vests in four equal annual tranches, subject to continued employment through the applicable vesting date. If the performance goal is not met by June 30, 2022, the shares will forfeit in their entirety. Based on the performance of Occidental through December 31, 2016, the first tranche of the award is not expected to pay out.
(7)	For TSR awards granted in 2014 and 2015, the values shown reflect an estimated payout at the target number of shares or units granted, based on the performance of Occidental through December 31, 2016. For TSR awards granted in 2016, the values shown reflect an estimated payout of the threshold number of shares because Occidental’s performance through December 31, 2016 would result in no payout. The ultimate payout may be significantly less or more than the amounts shown, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date. The TSR awards vest based on the achievement of the applicable performance goal over the performance period. The performance periods for the 2014, 2015 and 2016 TSR awards end on June 30, 2017, 2018 and 2019, respectively.
(8)	For the MENA award granted in 2015, the value shown reflects an estimated payout of the maximum number of units granted, since the performance of Occidental through December 31, 2016 indicated a payout above the target level. The ultimate payout may be significantly less than the amount shown, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date. The MENA award vests based on the achievement of the applicable performance goal over the performance period. The performance period of the MENA award ends on December 31, 2018.

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Options Exercised and Stock Vested in 2016

The following table summarizes, for the named executive officers, the stock awards vested during 2016. The amounts reported as value realized are shown on a pre-tax basis, and do not include any reduction in value associated with the cancellation of shares to satisfy taxes. The amounts reflected below show the number of shares of common stock acquired at the time of vesting. No option awards were exercised by the named executive officers in 2016.

PREVIOUSLY GRANTED VESTED OPTION AWARDS EXERCISED AND PREVIOUSLY GRANTED STOCK AWARDS VESTED IN 2016

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	(1)	Value Realized on Vesting ($)	(2)
Vicki Hollub	4,470		$343,430
Edward A. Lowe	15,469		$1,188,483
Marcia E. Backus	0		$0
Christopher G. Stavros	4,355		$334,595
Glenn M. Vangolen	1,145		$86,711
Stephen I. Chazen	0		$0
(1)	The stock award that vested in 2016 for each of Ms. Hollub and Messrs. Lowe and Stavros was the TSR award granted in 2013, as further described under “Status of Previously Granted Performance Stock Awards – Total Shareholder Return Award” on page 34. While amounts in the table are expressed in an estimated cash value, the TSR award was payable solely in shares of common stock. At least 50% of the net after-tax shares received by the named executive officer are subject to a three-year holding period. Mr. Vangolen’s vested award was the last tranche of a time-based restricted stock award granted in 2013.
(2)	For each of Ms. Hollub and Messrs. Lowe and Stavros, the amount shown represents the product of the number of shares vested and the closing price of Occidental’s common stock on the NYSE on the award’s certification date. For Mr. Vangolen, the amount shown represents the product of the number of shares vested and the closing price of Occidental’s common stock on the NYSE on the vesting date. In each case, the amount shown does not include any reduction in value associated with the cancellation of shares to satisfy taxes.

Nonqualified Deferred Compensation

  Supplemental Retirement Plan II

Employees whose participation in Occidental’s tax-qualified defined contribution plans is limited by applicable tax laws are eligible to participate in Occidental’s Supplemental Retirement Plan II (SRP II), which provides additional retirement benefits outside of those limitations.

Annual plan allocations for each participant restore the amounts that would have accrued for salary and Annual Cash Incentive under the qualified plans, but for the tax law limitations. Account balances are fully vested after three years of service and are payable following separation from service, or upon attainment of a specified age elected by the participant, as described below.

As of August 2016, interest on SRP II accounts is allocated daily to each participant’s account. The amount of interest earnings is calculated using a rate equal to the five-year U.S. Treasury Note rate on the last business day of the processing month plus 2%, converted to a monthly allocation factor.

In order to provide greater financial planning flexibility to participants while not increasing costs under the plan, the SRP II allows in-service distribution of a participant’s account at a specified age, but not earlier than age 60, as elected by the participant when initially participating in the plan.

  Modified Deferred Compensation Plan

Under the Modified Deferred Compensation Plan (MDCP), the maximum amount of an executive officer’s salary or Annual Cash Incentive that may be deferred for any one year is limited to $75,000. A participant’s overall plan balance must be less than $1 million at the end of any given year to enable a participant to defer compensation for the subsequent year. Deferred amounts earn interest at a rate equal to the five-year U.S. Treasury Note rate plus 2%, except for amounts deferred prior to 1994, which continue to earn interest at a minimum interest rate of 8%.

The following table sets forth for 2016 the contributions, earnings, withdrawals and balances under the SRP II and the MDCP, to the extent the named executive officers participate in such plans. Each of the named executive officers is fully vested in their respective aggregate balances shown below. The footnotes provide information about other amounts that were reported as earned in the Summary Compensation Table on page 37 for 2016 and prior years.

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NONQUALIFIED DEFERRED COMPENSATION

					Aggregate
		Executive	Occidental	Aggregate	Withdrawals/	Aggregate
		Contributions	Contributions	Earnings	Distributions in	Balance at
Name	Plan	in 2016(1)	in 2016(2)	in 2016	2016(3)	12/31/16(4)
Vicki Hollub	SRP II	$–	$195,829	$25,569	$–	$953,420
	MDCP	$–	$–	$7,816	$–	$247,086
Edward A. Lowe	SRP II	$–	$95,535	$49,439	$–	$1,624,317
	MDCP	$–	$–	$31,733	$–	$1,003,226
Marcia E. Backus	SRP II	$–	$99,786	$9,273	$–	$361,994
	MDCP	$–	$–	$–	$–	$–
Christopher G. Stavros	SRP II	$–	$100,372	$30,226	$–	$1,022,051
	MDCP	$–	$–	$20,827	$–	$658,420
Glenn M. Vangolen	SRP II	$–	$85,597	$26,665	$–	$915,919
	MDCP	$75,000	$–	$25,262	$–	$837,482
Stephen I. Chazen	SRP II	$–	$168,098	$2,726	$268,380	$170,065
	MDCP	$–	$–	$65,889	$–	$2,082,405
(1)	No employee contributions are permitted to the SRP II. The amount reported with respect to the MDCP was deferred at the election of the named executive officer and is included in the amount reported in the “Salary” column of the Summary Compensation Table for 2016.
(2)	Amounts represent Occidental’s 2016 contributions to the SRP II, which are reported under “All Other Compensation” in the Summary Compensation Table on page 37.
(3)	Mr. Chazen made specified age elections such that the balance in his SRP II account, shown above, was distributed in February 2016. After a participant receives a specified age distribution, future allocations under the SRP II and earnings on those allocations are distributed in the first 70 days of each following year.
(4)	The aggregate balance for each named executive officer who participates in the SRP II and/or the MDCP, as applicable, reflects the cumulative value, as of December 31, 2016, of the contributions to the named executive officer’s account, and any earnings on those contributions, since the named executive officer began participating in the applicable plan or, for those participants in the SRP II who have made a specified age election, since the named executive officer’s last specified age distribution. We previously reported contributions for the named executive officers in the Summary Compensation Table for fiscal years prior to 2016 in the following aggregate amounts: Mr. Chazen — $4,944,771; Ms. Hollub — $249,200; Mr. Lowe — $1,203,975; Mr. Stavros — $187,168 and Ms. Backus - $107,075.

Potential Payments upon Termination or Change in Control

Payments and other benefits provided to named executive officers in various termination circumstances or in connection with a change in control are subject to certain policies, plans and agreements. The following is a summary of the material terms of these arrangements. Except as described in this summary and under “Potential Payments,” Occidental does not have any other agreements or plans that will require it to provide compensation to named executive officers in the event of a termination of employment or a change in control.

Golden Parachute Policy. Occidental’s Golden Parachute Policy provides that, subject to certain exceptions, Occidental will not grant Golden Parachute Benefits (as defined in the Policy) to any senior executive that exceed 2.99 times his or her salary plus Annual Cash Incentive pay, unless the grant of such benefits is approved by a vote of the corporation’s stockholders. The complete Golden Parachute Policy is available at www.oxy.com.

Notice and Severance Pay Plan. Under Occidental’s Notice and Severance Pay Plan, employees terminated in certain circumstances without cause or as a result of a change in control are eligible for up to 12 months’ base salary depending on years of service, two months of contributions pursuant to the Savings Plan and the SRP II, and continued medical and dental coverage for the 12-month notice and severance period at the active employee rate.

Outstanding Equity Awards. Awards granted under Occidental’s 2015 LTIP are subject to double-trigger vesting upon a “change in control” (as defined in the 2015 LTIP). Payout under each of the outstanding equity awards based on various termination circumstances or in connection with a change in control are described in more detail in the footnotes to the “Potential Payments” tables on page 47.

  Potential Payments

In the tables that follow, payments and other benefits provided in connection with various termination and change in control situations are set out as if the conditions for payment had occurred and the applicable triggering events took place on December 31, 2016, and reflect the terms of applicable plans and arrangements then in effect. The amounts set forth below are estimates and assume, if applicable, that the price of Occidental’s common stock was $71.23 per share, which was the closing price of Occidental’s common stock on the NYSE on December 30, 2016. In addition, for purposes of stock awards, the tables assume that the performance goals underlying the awards are ultimately achieved at levels estimated based on Occidental’s performance as of December 31, 2016.

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The amounts shown in the following tables are in addition to the payments and benefits that are potentially available to all full-time salaried U.S. dollar payroll employees, such as amounts vested under the Savings Plan and other tax-qualified retirement plans, amounts vested under Occidental’s nonqualified deferred compensation plans, payment for accrued vacation up to a maximum accrual ceiling of 296 hours, and disability benefits, among others.

Actual amounts to be paid will depend on several factors, such as the date of each named executive officer’s separation from Occidental or the occurrence of an actual change in control event, Occidental’s ultimate achievement of performance goals underlying the awards and the price of Occidental’s common stock when such awards are earned, if at all. The disclosures below do not take into consideration any requirements under Section 409A of the Internal Revenue Code, which could affect, among other things, the timing of payments and distributions.

While amounts reported in the following tables are expressed in an estimated cash value, all of the amounts reported are payable solely in shares of common stock, if at all. In addition, in circumstances of retirement, disability, death, or termination without cause, payout of the long-term incentive awards is not accelerated, as such awards will not be paid out unless and until the performance goals underlying the awards are satisfied. As described further in the footnotes to the tables on page 47, based on Occidental’s performance as of December 31, 2016, the performance goals underlying several of the outstanding performance-based long-term incentive awards are not expected to be achieved.

Vicki Hollub
				Change in
	Retirement	Disability, Death		Control and
	with Occidental	or Termination	Change in	Qualifying
	Consent	without Cause	Control	Termination
Equity Compensation(1),(2)
PRSI Awards(3)	$–	$–	$318,398	$1,141,033
RSU Awards(4)	$847,210	$847,210	$–	$847,210
ROA Awards(5)	$–	$–	$1,325,377	$1,325,377
ROCE Award(5)	$–	$–	$–	$1,227,435
PRI Award(6)	$988,174	$988,174	$–	$2,454,871
TSR Awards(7)	$2,115,174	$1,392,529	$994,015	$8,569,183
Total	$3,950,558	$3,227,913	$2,637,790	$15,565,109
For footnotes, see page 47.

Edward A. Lowe
				Change in
	Retirement	Disability, Death		Control and
	with Occidental	or Termination	Change in	Qualifying
	Consent	without Cause	Control	Termination
Equity Compensation(1),(2)
PRSI Awards(3)	$–	$–	$2,522,041	$3,344,676
RSU Awards(4)	$378,730	$378,730	$–	$378,730
ROA Awards(5)	$1,561,764	$521,674	$1,325,377	$2,307,425
PRI Award(6)	$790,582	$790,582	$–	$1,963,882
TSR Awards(7)	$1,890,932	$1,280,003	$994,015	$4,318,461
Total	$4,622,008	$2,970,989	$4,841,433	$12,313,174
For footnotes, see page 47.

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Marcia E. Backus
				Change in
	Retirement	Disability, Death		Control and
	with Occidental	or Termination	Change in	Qualifying
	Consent	without Cause	Control	Termination
Equity Compensation(1),(2)
PRSI Awards(3)	$–	$–	$1,431,438	$1,797,133
RSU Awards(4)	$495,262	$495,262	$–	$495,262
ROCE Awards(5)	$–	$–	$589,072	$1,129,209
PRI Award(6)	$434,859	$434,859	$–	$1,080,203
TSR Awards(7)	$935,182	$616,507	$441,840	$2,903,406
Total	$1,865,303	$1,546,628	$2,462,350	$7,405,213
For footnotes, see page 47.

Christopher G. Stavros
				Change in
	Retirement	Disability, Death		Control and
	with Occidental	or Termination	Change in	Qualifying
	Consent	without Cause	Control	Termination
Equity Compensation(1),(2)
PRSI Awards(3)	$–	$–	$1,294,961	$1,752,044
RSU Awards(4)	$495,262	$495,262	$–	$495,262
ROCE Awards(5)	$–	$–	$736,305	$1,472,823
PRI Award(6)	$592,990	$592,990	$–	$1,472,965
TSR Awards(7)	$1,224,972	$798,699	$552,246	$3,266,465
Total	$2,313,224	$1,886,951	$2,583,512	$8,459,559
For footnotes, see page 47.

Glenn M. Vangolen
				Change in
	Retirement	Disability, Death		Control and
	with Occidental	or Termination	Change in	Qualifying
	Consent	without Cause	Control	Termination
Equity Compensation(1),(2)
PRSI Awards(3)	$–	$–	$–	$292,613
RSU Awards(4)	$323,669	$323,669	$–	$323,669
ROCE Awards(5)	$–	$–	$471,258	$1,060,472
PRI Award(6)	$474,392	$474,392	$–	$1,178,358
TSR Awards(7)	$891,665	$565,239	$353,514	$2,730,958
Total	$1,689,726	$1,363,300	$824,772	$5,586,070
For footnotes, see page 47.

Stephen I. Chazen
				Change in
	Retirement	Disability, Death		Control and
	with Occidental	or Termination	Change in	Qualifying
	Consent	without Cause	Control	Termination
Equity Compensation(1)
PRSI Awards(3)	$–	$–	$8,641,766	$11,079,043
ROCE Awards(5)	$–	$–	$2,945,076	$6,872,840
PRI Award(6)	$2,945,788	$1,580,950	$–	$3,927,765
Total	$2,945,788	$1,580,950	$11,586,842	$21,879,648
For footnotes, see page 47.

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(1)	The treatment of outstanding equity awards in connection with each termination scenario specified in these tables is summarized in the chart below:

Type of Award	Retirement with Occidental Consent	Disability, Death or Termination without Cause	Change in Control	Change in Control and Qualifying Termination
PRSI	Mr. Chazen: Award vests in full, subject to actual performance. Other NEOs: Award vests on a pro-rata basis, subject to actual performance.	Award vests on a pro-rata basis, subject to actual performance.	2012 and 2013: Awards become nonforfeitable. 2014 (Mr. Chazen): Award is reduced on a pro-rata basis, subject to continued service vesting. 2014 (Other NEOs): No effect.	Award vests on a pro-rata basis.
RSU	Award vests on a pro-rata basis.	Award vests on a pro-rata basis.	No effect.	Award vests on a pro-rata basis.
ROCE ROA TSR

Mr. Chazen: Award vests in full, subject to actual performance.

Other NEOs: Award vests on a pro-rata basis, subject to actual performance; if retirement occurs on or after the 12 month anniversary of the grant date, the award vests in full, subject to actual performance.

Award vests on a pro-rata basis, subject to actual performance.

2014: Award is converted into shares of stock at the target level, subject to transfer restrictions.

2015 and 2016: Award is converted into restricted shares at target level, subject to continued service vesting.

2014: Award vests at the target level. 2015 and 2016: Award vests at the target level, unless determined otherwise by the Compensation Committee.
PRI	Mr. Chazen: Award vests in full, subject to actual performance. Other NEOs: Award vests on a pro-rata basis, subject to actual performance.	Award vests on a pro-rata basis, subject to actual performance.	Award is converted into restricted shares, subject to continued service vesting.	Award vests at the target level, unless determined otherwise by the Compensation Committee.
NQSO	Award vests on a pro-rata basis.	Award vests on a pro-rata basis.	No effect.	Award vests in full, unless determined otherwise by the Compensation Committee.
(2)	No payout of the NQSO award is shown in the tables as Occidental’s closing stock price on December 31, 2016 was not in excess of the strike price of the NQSO award.
(3)	The dollar amount shown represents the value realized upon the vesting of the PRSI awards upon the occurrence of the applicable potential payment event, which is equal to the product of the closing stock price on December 31, 2016 and the number of shares that vest in accordance with the terms of the applicable award. No payout of the PRSI awards is shown in connection with the grantee’s retirement, disability, death or termination without cause because the underlying performance goals are not expected to be achieved based on Occidental’s performance through December 31, 2016. Actual payout will depend on Occidental’s performance during the relevant performance period. Each named executive officer must also retain beneficial ownership of at least 50% of the net after-tax shares received for three years following the vesting date.
(4)	The dollar amount shown represents the value realized upon the vesting of the RSU awards upon the occurrence of the applicable potential payment event, which is equal to the product of the closing stock price on December 31, 2016 and the number of shares that vest in accordance with the terms of the applicable award.
(5)	No payout of the 2014 and 2015 ROA and ROCE awards is shown in connection with the grantee’s retirement, disability, death or termination without cause because the underlying performance goals are not expected to be achieved based on Occidental’s performance through December 31, 2016, except for Mr. Lowe’s 2015 ROA award, which is based on performance in the Middle East region. Based on Occidental’s performance through December 31, 2016, Mr. Lowe’s 2015 ROA award is projected to payout at 199% of target. In the case of a change in control, the dollar amount shown represents the value realized upon the conversion of the 2014 ROA and ROCE awards into shares of stock subject to transfer restrictions in connection with a change in control, which is equal to the product of the closing stock price on December 31, 2016 and the target number of shares underlying the applicable award. In the case of a change in control and qualifying termination, the dollar amount shown represents the value of the 2014 and 2015 ROA and ROCE awards, which is equal to the product of the closing stock price on December 31, 2016 and the target number of shares underlying the applicable award. No ROA or ROCE awards were granted to the named executive officers in 2016.
(6)	In the case of the grantee’s retirement, disability, death or termination without cause, the dollar amount shown represents the value realized upon the vesting of the PRI award, which is equal to the product of the closing stock price on December 31, 2016 and the number of shares that vest in accordance with the terms of the applicable award. Shares that vest in connection thereof remain subject to the attainment of the applicable performance goal, which has been deemed met for tranches 2, 3 and 4 for purposes of these tables. No payout of tranche 1 of the PRI award is shown in connection with the grantee’s retirement, disability, death or termination without cause because the underlying performance goal is not expected to be achieved based on Occidental’s performance through December 31, 2016. In the case of a change in control and qualifying termination, the dollar amount shown represents the value realized upon the conversion of the PRI award into time-vesting restricted stock, which is equal to the product of the closing stock price on December 31, 2016 and the number of shares underlying the applicable award.
(7)	In the case of the grantee’s retirement, disability, death or termination without cause, the dollar amount shown represents the value realized upon the vesting of the TSR awards, which is equal to the product of the closing stock price on December 31, 2016 and the number of shares that vest in accordance with the terms of the applicable award. Shares that vest in connection with these termination scenarios remain subject to the attainment of the applicable performance goal, which has been estimated for purposes of these tables at 100%, 71% and 0% for the 2014, 2015 and 2016 TSR awards, respectively, based on the performance of Occidental as of December 31, 2016. In the case of a change in control, the dollar amount shown represents the value realized upon the conversion of the 2014 TSR award into shares of stock subject to transfer restrictions, which is equal to the product of the closing stock price on December 31, 2016 and the target number of shares underlying the applicable award. In the case of a change in control and qualifying termination, the dollar amount shown represents the value of the 2014 TSR award described herein, plus the value realized upon the conversion of the 2015 and 2016 TSR awards into time-vesting restricted stock, which is equal to the product of the closing stock price on December 31, 2016 and the target number of shares underlying the applicable award.

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DIRECTOR COMPENSATION

Non-employee directors receive a combination of cash, in the form of an annual retainer payable on a monthly basis (and as further described below), and stock-based compensation. Occidental employees receive no additional pay for serving as directors. In accordance with its charter, the Corporate Governance Committee annually reviews director compensation and makes recommendations regarding director compensation to the Board.

The following table describes the components of the 2016 non-employee director compensation program:

Compensation Element	2016 Director Compensation Program
Annual Cash Retainer	$125,000 for non-employee directors
$155,000 for Chairman of the Board
Annual Equity Award(1)	$225,000 for non-employee directors
$335,000 for Chairman of the Board
Board or Committee Meeting Fees	None
Committee Chair Additional Annual Equity Award(1)	$25,000 for each committee chaired
(1)	Award consists of shares of common stock (or deferred stock units, if the director elected to receive units).

Annual Equity Awards. The Board believes that director and stockholder interests should be aligned over the long term. As a result, the majority of the annual compensation provided to the non-employee directors is in the form of equity awards. Prior to the grant date, directors have the option to elect to receive their equity awards as common stock or as deferred common stock units (deferred stock units).

Common Stock Award. Pursuant to the terms of this award, a director will receive a fully vested number of shares of common stock. However, 50% of the shares may not be sold or transferred for three years from the grant date and the other 50% may not be sold or transferred until the director ceases to serve on the Board for any reason; provided, however, that all of the shares become transferable in the event of certain change in control events or the director’s separation from service.

Deferred Stock Unit Award. Pursuant to the terms of the award, a director will receive a certain number of stock units, with each unit equivalent to one share, which become payable in the form of common shares upon the satisfaction of the deferral period. 50% of the deferred stock units are payable upon the third anniversary of the grant date and the remaining 50% are payable on the date of the director’s separation from service; provided, however, that all deferred stock units are payable upon the occurrence of certain change in control events or the director’s separation from service.

Stock Ownership Guidelines. Pursuant to Occidental’s Stock Ownership Guidelines, non-employee directors are required to own a number of shares of common stock of Occidental having a value of not less than six times the annual cash retainer for non-employee directors within five years of election to the Board. As of February 28, 2017, each of our non-employee directors is in compliance with these guidelines.

Matching Gift Program and Other Compensation. Directors are eligible to participate in the Occidental Petroleum Corporation Matching Gift Program, which matches contributions made by employees and directors to educational institutions and organizations, as well as arts and cultural organizations. The limit for such matching contributions was $50,000 in 2016. In addition, Occidental reimburses non-employee directors for expenses related to service on the Board, including hotel, airfare, ground transportation and meals for themselves and their guest. Occidental does not provide option awards, non-equity incentive awards or retirement plans for non-employee directors.

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A table summarizing the total compensation for 2016 for each of the non-employee directors is set forth below.

COMPENSATION OF DIRECTORS

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Spencer Abraham	$125,000	$225,021	$8,500	$358,521
Howard I. Atkins	$125,000	$225,021	$3,531	$353,552
Eugene L. Batchelder	$155,000	$335,012	$10,118	$500,130
John E. Feick	$125,000	$250,057	$2,558	$377,615
Margaret M. Foran	$125,000	$250,057	$50,000	$425,057
Carlos M. Gutierrez	$125,000	$250,057	$3,031	$378,088
William R. Klesse	$125,000	$225,021	$–	$350,021
Jack B. Moore	$50,000	$150,001	$50,000	$250,001
Avedick B. Poladian	$125,000	$250,057	$12,521	$387,578
Elisse B. Walter	$125,000	$225,021	$50,000	$400,021
(1)	Equity awards are granted to each non-employee director on the first business day following the Annual Meeting. Prior to the grant date, directors are given the option to receive their annual equity awards as shares of common stock or as deferred stock units, as described above. For 2016, Messrs. Atkins and Batchelder elected to receive deferred stock units, while all other non-employee directors elected to receive shares of common stock. The dollar amounts shown for all directors, other than Mr. Moore, reflect a price per share of $76.33, the closing price of Occidental’s common stock on the NYSE on May 2, 2016. The dollar amount shown for Mr. Moore’s award reflects a price per share of $77.32, the closing price of Occidental’s common stock on the NYSE on July 15, 2016.
(2)	None of the non-employee directors received any fees or payment for services other than as a director. Amounts shown are for matching charitable contributions and tax gross-ups related to spousal travel. Matching charitable contributions pursuant to Occidental’s Matching Gift Program were made in the following amounts: Mr. Abraham – $8,500; Mr. Batchelder – $10,000; Ms. Foran – $50,000; Mr. Moore – $50,000; Mr. Poladian – $10,000; and Ms. Walter – $50,000.Tax gross-ups related to spousal travel were made in the following amounts: Mr. Atkins – $3,531; Mr. Batchelder – $118; Mr. Feick – $2,558; Mr. Gutierrez – $3,031; and Mr. Poladian – $2,521.

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SECURITY OWNERSHIP

Certain Beneficial Owners and Management

Based on a review of ownership reports filed with the SEC, the entities listed below were the only beneficial owners of greater than five percent of Occidental’s outstanding voting securities as of February 28, 2017.

			Percent of				Shared		Sole		Shared
	Number of		Outstanding		Sole Voting		Voting		Investment		Investment
Name and Address	Shares Owned		Common Stock		Shares		Shares		Shares		Shares
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	59,863,087	(1)	7.8	(1)	52,867,988	(1)	16,958	(1)	59,846,129	(1)	16,958	(1)
Vanguard Group Inc.
100 Vanguard Blvd.
Malvern, PA 19355	53,088,622	(2)	6.94	(2)	1,196,323	(2)	157,837	(2)	51,757,741	(2)	1,330,881	(2)
State Street Corporation
One Lincoln Street
Boston, MA 02111	38,959,957	(3)	5.1	(3)	0	(3)	38,959,957	(3)	0	(3)	38,959,957	(3)
(1)	Pursuant to a Schedule 13G/A filed with the SEC on January 25, 2017.
(2)	Pursuant to a Schedule 13G/A filed with the SEC on February 10, 2017.
(3)	Pursuant to a Schedule 13G filed with the SEC on February 10, 2017.

The following table sets forth certain information regarding the beneficial ownership of Occidental common stock as of February 28, 2017, by each of Occidental’s named executive officers, directors, and all executive officers and directors as a group. The directors are subject to stock ownership guidelines as described on page 48. The executive officers are subject to stock ownership guidelines, which range from two to six times base salary. All of the directors and executive officers were in compliance with the guidelines as of February 28, 2017.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

					Percent of
			Options	Total Shares	Outstanding
	Common	Restricted	Exercisable	Beneficially	Common
Name	Stock(1)	Stock(2)	within 60 days	Owned(3)	Stock(4)
Spencer Abraham	41,696			41,696
Howard I. Atkins	23,625			23,625
Marcia E. Backus	4,105	26,299	13,334	43,738
Eugene L. Batchelder	15,477			15,477
Stephen I. Chazen	1,515,468	162,668		1,678,136
John E. Feick	39,190			39,190
Margaret M. Foran	32,763			32,763
Carlos M. Gutierrez	38,044			38,044
Vicki Hollub	29,487	18,425	56,667	104,579
William R. Klesse	57,940			57,940
Edward A. Lowe	64,933	49,362	13,334	127,629
Jack B. Moore	1,982			1,982
Avedick B. Poladian	43,390			43,390
Christopher G. Stavros	48,400	25,933	33,334	107,667
Glenn E. Vangolen	8,942	4,963	23,334	37,239
Elisse B. Walter	9,886			9,886
All executive officers and directors as a group (18 persons)	1,990,656	289,718	160,003	2,440,377
(1)	For executive officers, includes shares held through the Occidental Petroleum Corporation Savings Plan as of February 28, 2017. For non-employee directors, includes deferred stock units and common stock awards granted under the 2005 Long-Term Incentive Plan that are subject to restrictions on sale and transfer in the following amounts: Secretary Abraham – 10,517; Mr. Atkins – 12,004; Mr. Batchelder – 12,413; Mr. Feick – 14,115; Ms. Foran – 13,715; Secretary Gutierrez – 13,978; Mr. Klesse – 7,039; Mr. Moore – 1,940; Mr. Poladian – 13,715; and Ms. Walter – 8,761.
(2)	Includes shares granted in 2012, 2013 and 2014 under the 2005 Long-Term Incentive Plan as Restricted Stock Incentive awards, which remain forfeitable until the certification of the achievement of the performance goal.
(3)	Represents the sum of the first three columns.
(4)	Unless otherwise indicated, less than 1 percent.

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Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, Occidental’s executive officers, directors and any beneficial owner of more than 10 percent of any class of Occidental’s equity securities are required to file, with the SEC and the NYSE, reports of ownership and changes in ownership of Occidental common stock. Copies of such reports are required to be furnished to Occidental. Based solely on its review of the copies of the reports furnished to Occidental and written representations that no additional reports were required, Occidental believes that, during 2016, all persons required to report complied with the Section 16(a) requirements.

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PROPOSAL 2:	ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, Occidental is submitting this proposal to its stockholders for an advisory vote to approve the compensation of its named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The executive compensation program is described in the Compensation Discussion and Analysis section beginning on page 20 and the other table and narrative disclosures in this Proxy Statement.

The executive compensation program for the named executive officers includes many best-practice features that are intended to enhance the alignment of compensation with the interests of Occidental’s stockholders:

What We Do	What We Don’t Do
Majority of named executive officer compensation linked to performance	No automatic single-trigger vesting of equity awards in the event of a change-in-control
Long-term incentive awards payable solely in shares of common stock	No individual change-in-control contracts
Objective TSR metric underlying the performance-based portion of the long-term incentive award aligned with stockholder interests	No backdating or repricing of stock options
Meaningful stock ownership guidelines for executive officers	No payout of the TSR award if Occidental’s TSR ranks in the bottom quarter of the peer group
Golden Parachute Policy capping golden parachute payments in excess of 2.99 times base salary and bonus, unless approved by stockholders	No hedging of Occidental’s stock
Clawback provisions in the 2015 Long-Term Incentive Plan and the plan underlying the Annual Cash Incentive for misconduct	No “golden coffin” provisions
Independent Compensation Consultant Policy requiring that the compensation consultant be independent from management	No individual supplemental executive retirement arrangements

Stockholder Approval of Executive Compensation and Ongoing Engagement

At the 2016 Annual Meeting, stockholders continued to express their support of Occidental’s executive compensation program, as approximately 96% of stockholders voted FOR Occidental’s advisory vote approving executive compensation. While the Compensation Committee interpreted this level of support as an endorsement of the 2015 executive compensation program by Occidental’s stockholders, the Compensation Committee ultimately determined that modifications to the executive compensation program were warranted in 2016, as discussed in more detail throughout the CD&A. During 2016, Occidental’s management continued to actively engage with stockholders, and expanded company-led engagement efforts with direct outreach to Occidental’s 50 largest stockholders representing a majority of shares of Occidental’s common stock outstanding. Topics discussed included matters related to Board composition and refreshment, executive compensation, the Chief Executive Officer transition and environmental, social and governance issues.

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Executive Compensation Program Objectives

In 2016, the Compensation Committee strived to develop a compensation program designed not only to be consistent with industry practice, but also to attract and retain outstanding executives by providing incentives to reward them for superior performance that supports Occidental’s long-term strategic objectives. The 2016 executive compensation program is intended to:

Be highly aligned with stockholder interests;

Preserve performance accountability in both strong and weak commodity price environments;

Build long-term share ownership;

Provide a consistent retention incentive;

Simplify the executive compensation program;

Address the recent need to grant one-time awards, which are intended only for exceptional circumstances; and

Match or exceed prevailing governance standards for performance-based compensation.

The Board recommends that stockholders support the following resolution for the reasons described in the Compensation Discussion and Analysis section beginning on page 20 and the other table and narrative disclosures in this Proxy Statement.

RESOLVED, that the stockholders approve, on an advisory basis, Occidental’s compensation of its named executive officers, as disclosed in Occidental’s Proxy Statement for the 2017 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the 2016 Summary Compensation Table and all other table and narrative disclosures regarding named executive officer compensation.

A majority of the shares of common stock represented at the Annual Meeting and entitled to vote on this proposal must vote FOR the proposal to approve it. Your broker may not vote your shares on this proposal unless you give voting instructions. Abstentions have the same effect as votes cast AGAINST the proposal. Broker non-votes have no effect on the vote. Your vote will not directly affect or otherwise limit or enhance any existing compensation or award arrangement of any of our named executive officers, but the outcome of the say-on-pay vote will be taken into account by the Compensation Committee when considering future compensation arrangements.

The Board recommends that you vote FOR Occidental’s named executive officer compensation.

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PROPOSAL 3:	ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES APPROVING EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, stockholders are being asked to cast a vote on the frequency of future advisory votes concerning the approval of the compensation of Occidental’s named executive officers. Stockholders may indicate whether they prefer an advisory vote approving executive compensation every one, two or three years, or may abstain. Abstentions have the same effect as votes cast AGAINST each of the frequency options of the proposal.

A majority of the shares of common stock represented at the Annual Meeting and entitled to vote on this proposal is required for approval of the proposal. If none of the alternatives receives a majority vote, the frequency receiving the highest number of votes will be the frequency selected by stockholders. However, because this vote is advisory and not binding on the Board, the Board may decide that it is in the best interests of our stockholders to hold an advisory vote approving executive compensation more or less frequently than the option approved by our stockholders.

The Board recommends that you vote FOR an advisory vote approving executive compensation every ONE year.

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PROPOSAL 4:	RATIFICATION OF INDEPENDENT AUDITORS

Audit Related Matters

  Audit and Non-Audit Services Pre-Approval Policy and Procedures

The Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or, to the extent permitted by law, non-audit services) Occidental’s independent auditor provides to Occidental. Additionally, the Audit Committee has delegated to the Committee Chair full authority to approve any such request provided the Audit Committee Chair presents any approval so given to the Audit Committee at its next scheduled meeting. All audit and audit-related services rendered by KPMG LLP in 2016 were approved by the Audit Committee or the Audit Committee Chair before KPMG was engaged for such services. No services of any kind were approved pursuant to the de minimus exception for non-audit services set forth in Rule 2-01 of Regulation S-X.

  Audit and Other Fees

KPMG LLP was our independent auditor for the years ended December 31, 2016 and 2015. The aggregate fees billed for professional services rendered to Occidental by KPMG LLP for the years ended December 31, 2016 and 2015, were as follows (in millions):

Services Provided	2016	2015
Audit(1)	$8.9	$8.4
Audit-Related(2)	$–	$0.3
Total(3)	$8.9	$8.7

(1)	Audit fees include fees necessary to perform the annual audit and quarterly reviews in accordance with Generally Accepted Auditing Standards, annual attestation on internal controls over financial reporting and services that generally only the independent auditor can reasonably provide, such as comfort letters, statutory audits, other attestation services, employee benefit plan audits, consents and assistance with, and review of, documents filed with the SEC.

(2)	Audit-Related fees were incurred in 2015 for assurance and related services that are traditionally performed by the independent auditor. More specifically, these services include, among others: reviews of proposed or consummated transactions, and consultation concerning financial accounting and reporting standards.

(3)	No tax fees or other fees were incurred during 2016 or 2015.

Report of the Audit Committee

The Audit Committee has reviewed and discussed Occidental’s audited financial statements for the fiscal year ended December 31, 2016, including management’s annual assessment of and report on Occidental’s internal control over financial reporting, with management and KPMG LLP, Occidental’s independent auditor. In addition, the Audit Committee has discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee received from KPMG LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has also considered whether the provision of non-audit services provided by KPMG LLP to Occidental is compatible with maintaining their independence and has discussed with KPMG LLP the firm’s independence. Based upon the reports and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2016, to be filed with the SEC.

Respectfully submitted,

THE AUDIT COMMITTEE

Avedick B. Poladian (Chair)
Howard I. Atkins
Carlos M. Gutierrez
Elisse B. Walter

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Ratification of Selection of Independent Auditors

The Audit Committee of the Board of Directors of Occidental has selected KPMG LLP as independent auditors to audit the consolidated financial statements of Occidental and its subsidiaries for the year ending December 31, 2017. KPMG LLP has audited Occidental’s financial statements since 2002. A member of that firm will be present at the Annual Meeting, will have an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

A majority of the shares of common stock represented at the Annual Meeting and entitled to vote on this proposal must vote FOR the proposal to ratify the selection of auditors. Abstentions have the same effect as votes AGAINST the proposal. Your broker may vote your shares on the proposal if you do not give your broker voting instructions. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will appoint the independent auditors for 2017, which may be KPMG LLP. If KPMG LLP should decline to act or otherwise become incapable of acting or if its employment is discontinued, the Audit Committee will appoint the independent auditors for 2017.

The Board of Directors recommends that you vote FOR the ratification of the selection of auditors.

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STOCKHOLDER PROPOSALS

General Information

Occidental has been advised that four stockholder proposals may be introduced at the Annual Meeting. The Board of Directors disclaims any responsibility for the content of the proposals and for the statements made in support thereof, which, except for any reference to the proposal number and minor formatting changes,are presented in the form received from the stockholders. Upon written request to Occidental’s Corporate Secretary, 5 Greenway Plaza, Suite 110, Houston, Texas 77046, Occidental will provide the name, address and stock ownership of the stockholders who submitted a stockholder proposal.

  Vote Required to Approve Stockholder Proposals

A majority of the shares of common stock represented at the Annual Meeting and entitled to vote on a proposal must vote FOR a proposal for a stockholder proposal to be approved. Your broker may not vote your shares on a stockholder proposal unless you give voting instructions. Abstentions have the same effect as votes AGAINST the proposal. Broker non-votes have no effect on the vote for any matter properly introduced at the meeting.

  Board Action with Respect to Approved Stockholder Proposals

It has been the practice of Occidental’s Board of Directors to consider matters that are approved by the stockholders and, if appropriate, to refer the matter to the appropriate Board committee for further study and recommendation to the full Board. Generally, this initial consideration and referral takes place at the next regularly scheduled meeting of the Board. Depending on the complexity of the issue and the desire of the committee to seek advice from independent advisors, the committee usually reports to the full Board no later than the final meeting of the calendar year, which is usually held in early December. In prior years, stockholder proposals with respect to proxy access, poison pills and golden parachutes were approved, and the Board took action to adopt policies responsive to the concerns raised in those proposals.

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PROPOSAL 5:	CLIMATE CHANGE ASSESSMENT REPORT

CLIMATE CHANGE ASSESSMENT REPORT

Resolved: Shareholders request that Occidental Petroleum Corporation (Occidental), with board oversight, produce an assessment of long-term portfolio impacts of plausible scenarios that address climate change, at reasonable cost and omitting proprietary information. The assessment, produced annually with the initial report issued prior to the 2018 Annual Meeting of Stockholders, should explain how capital planning and business strategies incorporate analyses of the short- and long-term financial risks of a lower carbon economy. Specifically, the report should outline the impacts of multiple, fluctuating demand and price scenarios on the company’s existing reserves and resource portfolio — including the International Energy Agency’s “450 Scenario,” which sets out an energy pathway consistent with the internationally recognized goal of limiting the global increase in temperature to 2 degrees Celsius.

SUPPORTING STATEMENT:

Long-term Occidental investors expect the company to generate continued shareholder value as energy policies evolve. Climate change, and actions to mitigate and adapt to it, will meaningfully affect the demand for, and costs associated with, locating and extracting carbon-based fuels.

The likelihood of widespread implementation of public policies related to climate change significantly increased in 2016, concurrent with the Paris Agreement reached at the 21st session of the United Nations Framework Convention on Climate Change Conference of the Parties (COP21). Under the Paris Agreement, countries agreed to take action to keep the increase in global temperature to “well below” 2 degrees Celsius, and to pursue efforts to limit it to 1.5 degrees Celsius. Accordingly, governments and companies are pursuing mitigation strategies including increasing energy efficiency and sourcing renewable energy, which will likely affect the demand for carbon-based fuels. Notably, the two largest global emitters — the United States and China — agreed in 2014 to policy and regulatory actions to reduce greenhouse gas emissions, and expanded those commitments in 2016.

Occidental recognizes in its Securities and Exchange Commission filings that actions that place a price on carbon can have a significant impact on its business. Due to the increased likelihood of public policy action and viable technological advancements to address climate change, investors require analyses regarding the potential impact on Occidental’s resources. Shareholders are therefore requesting information to help assess Occidental’s long-term resilience and how it expects to perform under a range of carbon scenarios. Approximately forty-nine percent of shares voted supported this resolution in 2016*.

Occidental’s competitors are providing additional disclosure:

■	Ten oil and gas companies announced a shared ambition to limit the global average temperature rise to 2 degrees Celsius (Oil and Gas Climate Initiative);

■	Shell, BP, and Statoil endorsed the “Strategic Resilience for 2035 and Beyond” shareholder resolutions, which received almost unanimous support in 2015; Suncor endorsed a similar resolution with overwhelming support in 2016;

■	ConocoPhillips and Total test capital planning decisions against multiple carbon-constrained scenarios and disclose the results.

Publication of the requested report will demonstrate to shareholders that Occidental is strategically planning to remain competitive in a carbon-constrained future and generate continued value for shareholders.

*excluding abstentions.

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The Board of Directors’ Statement in Opposition.

Occidental recognizes the importance of economic and policy assessments taking place in many countries and among international organizations related to climate change, including the United Nations Framework Convention on Climate Change Paris Agreement to set a goal of limiting global warming to less than 2 degrees Celsius compared to pre-industrial levels.

As we continue to enhance our disclosures to address climate-related risks and opportunities, we are guided by the four elements of the Financial Stability Board’s Recommendations of the Task Force on Climate-related Financial Disclosures. We are currently expanding our disclosure of how climate-related issues are relevant in our current governance, strategy and risk management practices, which practices are described further below, and evaluating enhancements to our scenario planning process to explicitly incorporate climate-related risks and opportunities.

Climate-related oversight is integral to our Board and management structure and operations. Occidental’s board has an Environmental, Health and Safety Committee, which reviews and discusses with management the status of environmental, health and safety issues, including climate-related matters, and monitors Occidental’s compliance with applicable laws and regulations. In February 2017, the Board added to the Environmental Committee’s charter the responsibility to regularly review climate-related risks and opportunities. The Board also has a Corporate Governance, Nominating and Social Responsibility Committee, which reviews Occidental’s policies, programs and practices on social responsibility. At the operational level, climate-related issues are factored into business strategy through a multi-disciplinary committee of managers, several of whom meet directly with these Board Committees. Our Board committee and management structure demonstrates the importance of these issues to Occidental’s business strategy.

With Board oversight, Occidental’s capital planning and business strategies incorporate financial risks of a lower carbon economy. Our capital planning process relies on many inputs, including market-based futures price curves for oil and gas. These inputs are considered, along with Company specific insights and guidance, to prepare Occidental’s price forecasts. These price forecasts factor in supply and demand in global markets and consider the market penetration of alternative fuels and potential climate change policies. In addition, projects are stress tested across a broad range of pricing outcomes to ensure they are robust at lower price levels. Capital allocation is based on expected commodity prices, and specific financial targets or strategic objectives must be met to approve a project.

Similarly, Occidental’s business strategies incorporate risks of a lower carbon economy. A key strategy is to focus on mature hydrocarbon basins that have existing infrastructure that enable us bring reserves to production near-term. This shorter-cycle delivery approach is lower risk and drives operational efficiencies. The majority of our operations have the shorter time horizons common to the E&P sector. So, for Occidental, scenario planning is largely an exercise measured in years, not decades. As such, Occidental is well situated to shift capital allocation in the face of changing climate-related risks and opportunities.

In addition, Occidental’s industry-leading projects to profit from carbon capture and storage (CCS) and use of carbon dioxide (CO2) for enhanced oil recovery (EOR) puts us in a position to do well in – and not just survive – a carbon constrained future. Occidental is the largest injector of CO2 for EOR in the Permian Basin, and a leader globally in CCS technology.

CCS technologies have been recognized by the Intergovernmental Panel on Climate Change (IPCC) as essential in the mix of climate mitigation technologies needed to limit the global increase in temperature to 2 degrees Celsius. We are the only company that has achieved EPA-approval of first-of-its-kind plans for simultaneous CO2 injection and sequestration for EOR production operations, an important milestone in the development and commercialization of CCS technology as an approach for long-term management of greenhouse gas emissions. Occidental is actively developing projects that will capture CO2 emissions for use in our EOR operations and we are seeking other economic industrial sources of CO2.

Occidental has been reporting its climate risk strategy and related data to CDP (formerly known as the Carbon Disclosure Project) since its inception in 2003. We continually update and enhance our website disclosures relating to climate risk strategy on our Environmental Stewardship web page, and in our Social Responsibility Report on our website – both of which we encourage you to read – to provide a better understanding of the breadth and depth of our climate-related planning and practices.

The vote required to approve this proposal is set forth in “Vote Required to Approve Stockholder Proposals” on page 57.

Accordingly, the Board of Directors recommends that you vote AGAINST the foregoing stockholder proposal.

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PROPOSAL 6:	LOWER THRESHOLD TO CALL SPECIAL SHAREOWNER MEETINGS

Proposal 6 — Special Shareowner Meetings

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 15% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.

Delaware law allows 10% of our shares to call a special meeting. Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This is important because there could be 15-months or more between annual meetings.

This shareholder empowerment proposal is particularly important because the price of our stock has been dead money for the last 5-years. Plus we gave 47% support to this proposal topic at our 2016 annual meeting. Support of 47% means that more than 51% of the shareholder who are experienced in matters of corporate governance have spoken. Our management should listen.

It may be possible to adopt this proposal by incorporating brief text similar to this into our governing documents:

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or President or Secretary upon the order in writing of a majority of or by resolution of the Board of Directors, or at the request in writing of stockholders owning 10% of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

Please vote to enhance shareholder value:

Special Shareowner Meetings — Proposal 6

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The Board of Directors’ Statement in Opposition.

The Board of Directors agrees with the proponent that it is important for Occidental’s stockholders to have the right to call a special meeting, though less than half of U.S. public companies provide this right to their stockholders. In 2009, the Board of Directors amended Occidental’s governing documents to permit holders of an aggregate of 25% of the company’s outstanding common stock the right to call a special meeting. This proposal would reduce the percentage of outstanding stock necessary to call a special meeting to 15%.

The Board of Directors believes that no reduction is appropriate because the existing threshold strikes an appropriate balance between giving stockholders a meaningful right to call a special meeting and the risk that a small minority of stockholders may trigger the administrative and financial burdens presented by special meetings, which are significant. For every special meeting, Occidental would incur costs associated with preparing the necessary disclosure documents and printing and mailing materials, and the focus of Occidental’s Board of Directors and senior management would be diverted from the company’s operations to prepare for the special meeting.

The Board believes that its existing governance practices and demonstrated responsiveness to stockholder concerns illustrate that lowering the threshold is not warranted.

■	Stockholders with even minimal holdings can submit stockholder proposals at annual meetings, such as this proposal.

■	Stockholders have the right to act by written consent, without calling a special meeting.

■	Stockholders have the opportunity to cast a vote with respect to Occidental’s entire Board of Directors annually.

■	Stockholders may suggest director nominations to the Corporate Governance, Nominating and Social Responsibility Committee of the Board.

■	Stockholders holding just 3% of the company’s common stock may use proxy access to nominate directors, subject to satisfying certain procedural and eligibility requirements.

As a Delaware corporation, Occidental is required to have all significant corporate actions, such as a merger or a sale of substantially all of the company’s assets, approved by its stockholders, and, as an NYSE-listed company, Occidental must obtain stockholder approval of equity compensation plans. These corporate governance features ensure that stockholders have significant opportunities to express their views and concerns.

Finally, the current threshold of 25% is a generally-accepted threshold. Of U.S.-based companies in the S&P 500 where stockholders are permitted to call a special meeting, approximately 70% set a threshold of 25% or greater.

The vote required to approve this proposal is set forth in “Vote Required to Approve Stockholder Proposals” on page 57.

Accordingly, the Board of Directors recommends that you vote AGAINST the foregoing stockholder proposal.

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PROPOSAL 7:	METHANE EMISSIONS AND FLARING TARGETS

METHANE EMISSIONS & FLARING

Whereas: Research indicates methane leaks from gas operations could erase the climate benefits of reducing coal use. Methane emissions are a significant contributor to climate change, with an impact on global temperature roughly 84 times that of CO2 over a 20 year period. Leaked methane represented 30 billion dollars of lost revenue (3 percent of gas produced) in 2012. Yet, an October 2016 study published in Nature indicates methane emissions from the oil and gas sector are 20 to 60 percent higher than previously thought.

Methane represents over 25 percent of 20-year CO2 equivalent emissions according to the Environmental Protection Agency (EPA). And emissions are projected to increase more than 20 percent without action by 2030 (Rhodium).

Domestic flaring has propelled the U.S. into the top 10 gas flaring countries globally. Approximately 29 percent of gas produced in the Bakken is flared and flaring in North Dakota more than doubled between May 2011 and May 2013, with 1 billion dollars worth of gas lost in 2012.

Studies from the National Oceanic and Atmospheric Administration (NOAA), Harvard University and others estimate highly varied methane leakage rates as a percentage of production. The attendant uncertainty surrounding methane leakage has, according to the New York Times, made it “the Achilles’ heel of hydraulic fracturing.”

The International Energy Agency (IEA) points to managing methane emissions as one of the five key measures for effectively addressing climate change, recommending actions that “could stop the growth in global energy-related emissions by the end of this decade at no net economic cost.” Policies such as eliminating venting, minimizing flaring and setting targets on emissions “rely only on existing technologies” and “would not harm economic growth.”

A failure by companies to proactively reduce methane emissions may invite more rigorous regulations. The EPA released new rules in May 2016 to reduce oil and gas sector methane emissions by 11 million metric tons by 2025. Some individual states have already adopted stricter regulations.

Methane leakage and flaring has a direct economic impact on Occidental Petroleum, as lost and flared gas is not available for sale. We believe a strong program of measurement, mitigation, target setting and disclosure reduces regulatory and legal risk, maximizes gas for sale and bolsters shareholder value.

Resolved: Shareholders request Occidental Petroleum issue a report (by October 2017, at reasonable cost, omitting proprietary information) reviewing the Company’s policies, actions, and plans to measure, disclose, mitigate, and set quantitative reduction targets for methane emissions and flaring resulting from all operations under the company’s financial or operational control.

Supporting Statement: We recommend including the methane leakage rate as a percentage of production, the quantity of flared and vented hydrocarbons, how the Company is measuring and mitigating emissions, best practices, worst performing assets, quantitative targets, and methods to track progress over time. Best practice strategy would utilize real-time measurement and monitoring technologies.

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The Board of Directors’ Statement in Opposition.

The Health, Environment and Safety (HES) principles of Occidental’s Board of Directors promote the conservation and efficient use of natural resources and reduction of air emissions from Occidental’s operations. Under the Board’s leadership and Occidental’s HES management system, Occidental actively pursues the capture and beneficial use of methane in all of its operations, in conjunction with business partners and host governments. Occidental is an active and longstanding voluntary participant in the Natural Gas Star program and the Global Methane Initiative, which the U.S. Environmental Protection Agency (U.S. EPA) established and manages.

Occidental has historically implemented numerous projects on a voluntary basis in its operations worldwide to expand the beneficial use or sale of field gas, including methane, and to reduce emissions. Among such projects are:

■	Adopting lower emission thresholds to eliminate leaks and to repair connections (e.g., valves, flanges, pump seals).

■	Using “green completion” practices to capture gas at the wellhead during well completion and prevent its release to the atmosphere.

■	Replacing natural gas with compressed air in instrumentation and control systems.

■	Installing Vapor Recovery Units to capture gas from certain equipment, rather than venting to atmosphere.

■	Adopting infrared camera technology to help identify and eliminate sources of fugitive gas emissions.

Through 2015, these projects and others have reduced cumulative estimated methane emissions by more than 16.5 billion cubic feet from 1990. This corresponds to almost 8.3 million metric tons of CO2 equivalents.

Since 2013, investments in Occidental’s Permian Basin have improved gas processing capabilities, resulting in a more than 67% reduction in the volume of gas flared to maintain safe operations. In Occidental’s oil production operations in the Arabian Gulf offshore in Qatar, gas flaring emissions have been reduced by more than 98% since 2005. Occidental, with the active support of Qatar Petroleum, the owner of the gas, implemented significant projects to capture produced gas for use by Qatar Petroleum as a feedstock or fuel, reinject it for enhanced oil recovery and use it to generate electricity for Occidental’s Qatar operations. In Oman, recent gathering and transport infrastructure development projects have facilitated the capture and sale of natural gas, resulting in reduced flaring.

Occidental reports on these efforts on the Social Responsibility page of Occidental’s website, www.oxy.com, and in response to the annual Carbon Disclosure Project questionnaire, which Occidental has voluntarily participated in since its inception in 2003. The Board of Directors believes that Occidental’s existing programs adequately address the stockholder’s request.

Furthermore, the U.S. EPA and its counterparts in various countries and states have recently adopted or are in the process of adopting regulations to further reduce methane emissions. These regulations address reporting and control of GHG emissions (including methane) from hydraulic fracturing and other well completion and stimulation techniques, natural gas processing and transportation facilities, and from oil and gas storage facilities. The Board of Directors believes that these regulatory programs are likely to achieve the objectives of the request more effectively and uniformly than the stockholder’s proposed ad hoc approach.

The vote required to approve this proposal is set forth in “Vote Required to Approve Stockholder Proposals” on page 57.

Accordingly, the Board of Directors recommends that you vote AGAINST the foregoing stockholder proposal.

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PROPOSAL 8:	POLITICAL CONTRIBUTIONS AND EXPENDITURES REPORT

Resolved, shareholders of Occidental Petroleum Corp. (the “Company”) hereby request the Company to prepare and semiannually update a report, which shall be presented to the pertinent board of directors committee and posted on the Company’s website, that discloses the Company’s —

(a)	Policies and procedures for making indirect political contributions and expenditures with corporate funds, including the board’s role (if any) in that process, and

(b)	Monetary and non-monetary political contributions or expenditures that could not be deducted as an “ordinary and necessary” business expense under section 162(e) of the Internal Revenue Code; this would include (but not be limited to) contributions to or expenditures on behalf of political candidates, parties, committees and other entities organized and operating under section 501(c)(4) of the Internal Revenue Code, and the portion of any dues or payments that are made to any tax-exempt organization (such as a trade association) that are used for an expenditure or contribution that, if made directly by the Company, would not be deductible under section 162(e) of the Internal Revenue Code.

The report shall be made available within 12 months of the annual meeting and identify all recipients and the amount paid to each from Company funds.

Supporting Statement: As long-term Occidental Petroleum shareholders, we support transparency and accountability in corporate political spending. Disclosure is in the best interest of the Company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision: “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

Occidental has contributed over $18.2 million in corporate funds since the 2004 election cycle. (CQ: http://monevline.ca.com and National Institute on Money in State Politics: http://www.followthemoney.org)

We acknowledge that our Company publicly discloses a policy on corporate political spending and its contributions to candidates, parties and committees; 527 groups; and ballot initiatives. We believe this is deficient because the Company does not disclose the following:

■	A full list of trade associations to which it belongs and the non-deductible portion of the dues paid to each;

■	Itemized payments to any other third-party organization, including those organized under section 501(c)(4) of the Internal Revenue Code; and

■	Any independent expenditure made by the Company.

Information on indirect political engagement through trade associations and 501(c)(4) groups cannot be obtained by shareholders unless the Company discloses it. This proposal asks the Company to disclose all of its political spending, direct and indirect. This would bring our Company in line with a growing number of leading companies, including Noble Energy and Apache Corp., which disclose this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

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The Board of Directors’ Statement in Opposition.

Issues arise in the political process at federal, state, and local levels that directly affect Occidental’s business and its stakeholders. Legislative and regulatory changes can have substantial impacts on the company and its stakeholders, so Occidental believes that it is necessary for the company to help inform the discussion of such issues and help shape public policy in an ethical and transparent manner. To that end, Occidental may make political campaign contributions or engage in lobbying and other political activities from time to time. As discussed below, we believe that the Company already has in place a number of policies and processes that provide sufficient transparency and accountability in the areas addressed by the proposal.

Occidental’s written policy on political contributions, lobbying and other political activities is available on Occidental’s website at http://www.oxy.com/investors/Governance/Pages/Political-Contributions-and-Lobbying.aspx. This policy broadly defines what is a political contribution such that it covers campaign contributions and other politically related expenses by or on behalf of Occidental. All political contributions made by or on behalf of Occidental must be made in accordance with all applicable laws of the United States and foreign jurisdictions, as applicable. Political contributions are made only with the approval of the Board of Directors, the Government Affairs Committee or their designees. The Government Affairs Committee is responsible for approving all political contributions, and reports directly to the Board of Directors.

Occidental is also a member of and an active participant in many trade and industry groups. Membership in these groups is necessary to stay abreast of issues impacting Occidental’s business segments. While generally not the primary purpose of these organizations, many actively engage in lobbying on industry issues. These organizations represent a broad range of members and interests, and Occidental does not always share the views of these organizations and their other members. Occidental annually provides on its website a list of U.S. Trade Associations of which Occidental is a member and to which it paid annual dues in excess of $50,000. Moreover, at the direction of the Board of Directors, the Government Affairs Committee reviews, assesses and approves of Occidental’s membership in such trade associations. We believe that the proposal’s request for disclosure of all trade association memberships and all non-deductible contributions – even if de minimis – is unnecessary given Occidental’s current disclosures and given that many companies only disclose contributions over a specific threshold to reduce the administrative burden.

Under federal election law, Occidental may not contribute corporate funds directly to federal candidates or political parties. However, it is permissible for Occidental to establish and to pay the administrative expenses of political action committees (PACs). Occidental currently has one authorized PAC – the Occidental Petroleum Corporation Political Action Committee (OXYPAC). Funded entirely by employees’ personal, voluntary contributions, OXYPAC contributes to qualified federal, state and local candidates and multicandidate committees, regardless of party affiliation, who share the interests of Occidental, its employees, stockholders and the communities in which it operates. OXYPAC’s activities are transparent and comply with applicable laws.

Information on federal and state political campaign contributions made by OXYPAC is filed with the Federal Election Commission (FEC), as well as various state agencies, and OXYPAC’s FEC filings may be viewed on the FEC website, a link to which is provided on Occidental’s website. In addition, to further simplify access to such information, Occidental annually posts a list of OXYPAC contributions on its website, categorized by jurisdiction, candidate name and contribution amount, for the most recently ended fiscal year.

Occidental also makes available through its website a list of non-PAC political campaign contributions made by Occidental and its subsidiaries during the most recently ended fiscal year, including any contributions with respect to ballot initiatives. All of the foregoing contributions and expenditures are subject to the same review and approval procedures applicable to political contributions, and all comply with applicable disclosure requirements. In an effort to enhance the transparency of its political contributions, Occidental’s policy is to provide all contributions that are subject to disclosure requirements on its website. Reports of OXYPAC and non-OXYPAC contributions are available through the Political Contributions Archive on Occidental’s website.

The vote required to approve this proposal is set forth in “Vote Required to Approve Stockholder Proposals” on page 57.

Accordingly, the Board of Directors recommends that you vote AGAINST the foregoing stockholder proposal.

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GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Occidental Petroleum Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders on May 12, 2017, and at any adjournment or postponement of the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 12, 2017

This Proxy Statement and Occidental’s Annual Report on Form 10-K for the year ended December 31, 2016 (Annual Report), are available on Occidental’s website at www.oxypublications.com or by writing to the Corporate Secretary’s Office, Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046. The Annual Report contains the consolidated financial statements of Occidental and its subsidiaries and the reports of KPMG LLP, independent auditors.

Admission to the Annual Meeting

Attendance at the Annual Meeting is limited to stockholders and authorized proxy holders. If you plan to attend the Annual Meeting in person, you must request an admission ticket by writing to the Corporate Secretary’s office, 5 Greenway Plaza, Suite 110, Houston, Texas 77046, or by calling the Corporate Secretary’s office at 713-552-8654. Your request must be received by the Corporate Secretary’s office on or before May 9, 2017. Please be prepared to show valid government-issued photo identification, such as a driver’s license or passport.

If you hold your shares of Occidental common stock in street name through a bank, broker or other holder of record, in addition to an admission ticket, you must bring proof of share ownership as of the record date, such as a bank or brokerage account statement and valid government-issued photo identification, such as a driver’s license or passport. If you want to vote your shares of Occidental common stock held in street name in person, you must get a legal proxy in your name from the bank, broker or other nominee that holds your shares of stock, and submit it with your vote.

If you are not a stockholder, you will be admitted only if you have an admission ticket, a valid legal proxy and valid government-issued photo identification, such as a driver’s license or passport.

Any stockholder who would like to appoint more than one proxy holder to attend the meeting must contact the Corporate Secretary’s Office, 5 Greenway Plaza, Suite 110, Houston, Texas 77046, at 713-552-8654, on or before May 9, 2017, to assure that such proxies are valid and reasonable in number.

For safety and security reasons, cell phones, laptops, tablets, recording equipment, other electronic devices, large bags, briefcases and packages will not be permitted in the Annual Meeting.

Voting Instructions and Information

  Voting Rights

A Notice of Internet Availability or proxy card are being mailed beginning on or about March 24, 2017, to each stockholder of record as of the close of business on March 14, 2017, which is the record date for the determination of stockholders entitled to receive notice of, attend and vote at the Annual Meeting. As of the record date, Occidental had 764,579,475 shares of common stock outstanding. A majority of the outstanding shares of common stock must be represented at the Annual Meeting, in person or by proxy, to constitute a quorum and to transact business. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. You will have one vote for each share of Occidental’s common stock you own. You may vote in person at the Annual Meeting or by proxy. Proxies may be submitted by telephone or by Internet at www.proxyvote.com as explained on the Notice of Internet Availability and, if you received a proxy or voting information card, by marking, signing and returning the card in the envelope provided. Voting via the Internet is a valid proxy voting method under the laws of the state of Delaware, Occidental’s state of incorporation. You may not cumulate your votes.

Pursuant to Occidental’s by-laws, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during normal business hours for the ten days prior to the Annual Meeting at Occidental’s headquarters and at the Annual Meeting.

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  Voting of Proxies

The Board of Directors has designated Ms. Vicki Hollub and Mr. H. Elliott Heide, and each of them, with the full power of substitution, to vote shares represented by all properly executed proxies.The shares will be voted in accordance with the instructions specified on the proxy card. If no instructions are specified on the proxy card, the shares will be voted:

■	FOR all director nominees (see page 9);

■	FOR the advisory vote approving executive compensation (see page 52);

■	ONE YEAR on the advisory vote on the frequency of future advisory votes approving executive compensation (see page 54);

■	FOR the ratification of the independent auditors (see page 55); and

■	AGAINST proposals 5, 6, 7 and 8 (see pages 57–65);

In the absence of instructions to the contrary, proxies will be voted in accordance with the judgment of the person exercising the proxy on any other matter presented at the Annual Meeting in accordance with Occidental’s by-laws.

  Broker Votes

If your shares are held in street name, under NYSE rules, your broker can vote your shares on Proposal 4, with respect to the ratification of the selection of independent auditors, but not with respect to the election of directors, the advisory vote approving executive compensation, the advisory vote approving the frequency of future advisory votes approving executive compensation, or the stockholder proposals. If your broker does not have discretion and you do not give the broker instructions, the votes will be broker non-votes, which will have no effect on the vote for any matter properly introduced at the Annual Meeting.

  Revoking a Proxy or Changing Your Vote

You may revoke your proxy or change your vote before the Annual Meeting by filing a revocation with the Corporate Secretary of Occidental, by delivering to Occidental a valid proxy bearing a later date or by attending the Annual Meeting and voting in person.

  Confidential Voting Policy

All proxies, ballots and other voting materials are kept confidential, unless disclosure is required by applicable law or expressly requested by you, you write comments on your proxy or voting instruction card, or the proxy solicitation is contested. Occidental’s confidential voting policy is posted on Occidental’s website at www.oxy.com/Investors/Governance and also may be obtained by writing to Occidental’s Corporate Secretary, Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046.

  Voting Results

The voting results will be included in a Current Report on Form 8-K filed with the SEC and available through the SEC’s website or Occidental’s website at www.oxy.com, within four business days following the Annual Meeting, and may also be obtained by writing to Occidental’s Corporate Secretary, Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046.

  Solicitation Expenses

The expense of this solicitation will be paid by Occidental. Morrow & Co., LLC has been retained to solicit proxies and to assist in the distribution and collection of proxy material for a fee estimated at $18,000 plus reimbursement of out-of-pocket expenses. Occidental also will reimburse banks, brokers,nominees and related fiduciaries for the expense of forwarding soliciting material to beneficial owners of its common stock. In addition, Occidental’s officers, directors and employees may solicit proxies but will receive no additional or special compensation for such work.

Stockholder Proposals for the 2018 Annual Meeting of Stockholders

Stockholders interested in submitting a proposal for inclusion in the proxy statement and proxy card relating to the 2018 Annual Meeting of Stockholders may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, stockholder proposals must be addressed to Occidental’s Corporate Secretary at Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046, and be received no later than the close of business on November 24, 2017.

Under Occidental’s by-laws, stockholders must follow certain procedures to introduce an item of business at an annual meeting that is not included in the proxy materials. These procedures require that any such item of business must be submitted in writing to the Corporate Secretary at Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046. Notice of the proposed item of business must be received between February 11, 2018 and March 3, 2018, and must include the information required by Occidental’s by-laws. A copy of the by-laws may be obtained by writing to the Corporate Secretary at the address listed above.

In either case, the stockholder submitting the proposal or a representative of the stockholder must present the proposal in person at the meeting.

The chairman of the meeting may refuse to allow the transaction of any item of business not presented in compliance with Occidental’s by-laws. In addition, the proxies solicited on behalf of the Board of Directors will have discretionary authority to vote against any such item of business.

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Nominations for Directors for Term Expiring in 2019

  Nominating Committee Policy

It is the policy of the Corporate Governance, Nominating and Social Responsibility Committee (Nominating Committee) to consider nominees to the Board of Directors recommended by stockholders. Pursuant to the Nominating Committee Policy, which is available at www.oxy.com/Investors, stockholder recommendations must be received by the Corporate Secretary of Occidental between September 1 and November 30 of the year preceding the annual meeting to be considered by the Nominating Committee. Each recommendation must include the following information:

1.	As to each person whom the stockholder proposes for election or re-election as a director:

■	The name, age, business address and residence address of the person;

■	The principal occupation or employment of the person;

■	The class or series and number of shares of capital stock of Occidental which are owned beneficially or of record by the person; and

■	Any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the SEC.

2.	As to the stockholder making the recommendation:

■	The name and address of record of such stockholder; and

■	The class or series and number of shares of capital stock of Occidental which are beneficially owned by the stockholder.

The stockholder’s recommendation must include the recommended person’s written consent to being named as a nominee and to serving as a director if elected.

In prior years, the Nominating Committee has identified candidates through recommendations from non-employee directors, executive officers, including the Chief Executive Officer, and other third parties. The Nominating Committee anticipates that, if a vacancy on the Board were to occur, it would use these sources as well as stockholder recommendations to identify candidates.

In deciding if a candidate recommended by a stockholder or identified by another source is qualified to be a nominee, it is the Nominating Committee’s policy to consider:

■	Whether the candidate is independent as defined in Occidental’s Corporate Governance Policies and as applied with respect to Occidental and the stockholder recommending the nominee, if applicable;

■	Whether the candidate has the business experience, character, judgment, acumen and time to commit in order to make an ongoing positive contribution to the Board;

■	Whether the candidate would contribute to the Board achieving a diverse and broadly inclusive membership, including consideration of the diversity characteristics set forth in Occidental’s Corporate Governance Policies further described at www.oxy.com/Investors; and

■	Whether the candidate has the specialized knowledge or expertise, such as financial or audit experience, necessary to satisfy membership requirements for committees where specialized knowledge or expertise may be desirable.

If there is a vacancy and the Nominating Committee believes that a recommended candidate has good potential for Board service, the Nominating Committee will arrange an interview with the candidate. Pursuant to its charter, the Nominating Committee will not recommend any candidate to the Board who has not been interviewed by the Nominating Committee.

In accordance with its charter, the Nominating Committee annually reviews its performance and reports its findings to the Board. The Nominating Committee also assists the Board in performing its self-evaluation, which includes an assessment of whether the Board has the necessary diversity of skills, backgrounds and experiences to meet Occidental’s ongoing needs.

  Advance Notice Procedure to Nominate Candidates

Under Occidental’s by-laws, stockholders may nominate a person for election to the Board at an annual meeting by complying with the advance notice procedures of the by-laws and attending the annual meeting to make the necessary motion. For the 2018 Annual Meeting on Stockholders, the notice must be received between September 1, 2017 and November 30, 2017 and include the information required by Article III, Section 2 of the by-laws.

  Proxy Access Procedure to Nominate Candidates

In 2015, with input from stockholders, the Board amended Occidental’s by-laws to permit a group of up to 20 stockholders, owning 3% or more of Occidental’s outstanding common stock continuously for at least three years to nominate and include in Occidental’s proxy materials directors constituting up to 20% of the Board, but not less than two directors, provided that the stockholder(s) and the nominee(s) meet the requirements in Article III, Section 15 of the by-laws. To be included in the 2018 proxy materials, director nominations pursuant to Article III, Section 15 must be received no earlier than October 25, 2017 and no later than November 24, 2017.

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Annual Report

This Proxy Statement and Occidental’s Annual Report are available on Occidental’s website and at www.oxypublications.com or by writing to the Corporate Secretary’s Office, Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046. The Annual Report contains the consolidated financial statements of Occidental and its subsidiaries and the reports of KPMG LLP, independent auditors.

Sincerely,

H. Elliott Heide

Vice President and Corporate Secretary

Houston, Texas

March 24, 2017

It is important that proxies be returned promptly.You are urged to vote your shares by telephone or Internet as described in the instructions included on your Notice of Internet Availability or, if you received a paper copy of the proxy materials, by completing, signing, dating and returning the proxy card or voting form in the enclosed envelope or by following the instructions outlined on the card to submit your proxy by telephone or Internet.

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MIX
Paper from
responsible sources
FSC® C129044
www.fsc.org

Occidental Petroleum

This Proxy Statement is printed on Forest Stewardship Council®-certified paper that contains wood from well-managed forests, controlled sources and recycled wood or fiber.

ON THE COVER: An Occidental employee in the Liwa Desert in Abu Dhabi, UAE

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OXY Occidental Petroleum Corporation

5 GREENWAY PLAZA, SUITE 110
HOUSTON, TX 77046

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time on May 11, 2017 and, for participants of the Occidental Petroleum Corporation Savings Plan and the Retirement Savings Program for employees of Oxy Vinyls Canada Co., until 11:59 p.m. Eastern Time on May 8, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Occidental in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on May 11, 2017 and, for participants of the Occidental Petroleum Corporation Savings Plan and the Retirement Savings Program for employees of Oxy Vinyls Canada Co., until 11:59 p.m. Eastern Time on May 8, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E21806-P88880-Z69758 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OCCIDENTAL PETROLEUM CORPORATION

1. Election of Directors

Nominees:

		For	Against	Abstain
1a.	Spencer Abraham	☐	☐	☐
1b.	Howard I. Atkins	☐	☐	☐
1c.	Eugene L. Batchelder	☐	☐	☐
1d.	John E. Feick	☐	☐	☐
1e.	Margaret M. Foran	☐	☐	☐
1f.	Carlos M. Gutierrez	☐	☐	☐
1g.	Vicki Hollub	☐	☐	☐
1h.	William R. Klesse	☐	☐	☐
1i.	Jack B. Moore	☐	☐	☐
1j.	Avedick B. Poladian	☐	☐	☐
1k.	Elisse B. Walter	☐	☐	☐

The Board of Directors recommends a vote "FOR" proposal 2:	For	Against	Abstain
2. Advisory Vote Approving Executive Compensation	☐	☐	☐

The Board of Directors recommends a vote of every "1 YEAR" for proposal 3:	1 Year	2 Years	3 Years	Abstain
3. Advisory Vote on the Frequency of Future Advisory Votes Approving Executive Compensation	☐	☐	☐	☐

The Board of Directors recommends a vote "FOR" proposal 4:	For	Against	Abstain
4. Ratification of Selection of KPMG LLP as Independent Auditors	☐	☐	☐

The Board of Directors recommends a vote "AGAINST" proposals 5, 6, 7 and 8:	For	Against	Abstain
5. Climate Change Assessment Report	☐	☐	☐
6. Lower Threshold to Call Special Shareowner Meetings	☐	☐	☐
7. Methane Emissions and Flaring Targets	☐	☐	☐
8. Political Contributions and Expenditures Report	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Occidental Petroleum Corporation

5 GREENWAY PLAZA, SUITE 110
HOUSTON, TX 77046

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time on May 8, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Occidental in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on May 8, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E21808-P88880-Z69758 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OCCIDENTAL PETROLEUM CORPORATION

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Spencer Abraham	☐	☐	☐
1b. Howard I. Atkins	☐	☐	☐
1c. Eugene L. Batchelder	☐	☐	☐
1d. John E. Feick	☐	☐	☐
1e. Margaret M. Foran	☐	☐	☐
1f. Carlos M. Gutierrez	☐	☐	☐
1g. Vicki Hollub	☐	☐	☐
1h. William R. Klesse	☐	☐	☐
1i. Jack B. Moore	☐	☐	☐
1j. Avedick B. Poladian	☐	☐	☐
1k. Elisse B. Walter	☐	☐	☐

The Board of Directors recommends a vote "FOR" proposal 2:	**For**	**Against**	**Abstain**
2. Advisory Vote Approving Executive Compensation	☐	☐	☐

The Board of Directors recommends a vote of every "1 YEAR" for proposal 3:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
3. Advisory Vote on the Frequency of Future Advisory Votes Approving Executive Compensation	☐	☐	☐	☐

The Board of Directors recommends a vote "FOR" proposal 4:	**For**	**Against**	**Abstain**
4. Ratification of Selection of KPMG LLP as Independent Auditors	☐	☐	☐

The Board of Directors recommends a vote "AGAINST" proposals 5, 6, 7 and 8:	**For**	**Against**	**Abstain**
5. Climate Change Assessment Report	☐	☐	☐
6. Lower Threshold to Call Special Shareowner Meetings	☐	☐	☐
7. Methane Emissions and Flaring Targets	☐	☐	☐
8. Political Contributions and Expenditures Report	☐	☐	☐

THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED AS DIRECTED ABOVE. WHERE NO INSTRUCTION IS GIVEN, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE DIRECTION OF THE PLAN'S ADMINISTRATION COMMITTEE. IN ACCORDANCE WITH THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, YOUR VOTE MUST BE KEPT CONFIDENTIAL BY THE PLAN'S TRUSTEE.

Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

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Occidental Petroleum Corporation

5 GREENWAY PLAZA, SUITE 110
HOUSTON, TX 77046

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time on May 8, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Occidental in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on May 8, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E21810-P88880-Z69758 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OCCIDENTAL PETROLEUM CORPORATION

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Spencer Abraham	☐	☐	☐
1b. Howard I. Atkins	☐	☐	☐
1c. Eugene L. Batchelder	☐	☐	☐
1d. John E. Feick	☐	☐	☐
1e. Margaret M. Foran	☐	☐	☐
1f. Carlos M. Gutierrez	☐	☐	☐
1g. Vicki Hollub	☐	☐	☐
1h. William R. Klesse	☐	☐	☐
1i. Jack B. Moore	☐	☐	☐
1j. Avedick B. Poladian	☐	☐	☐
1k. Elisse B. Walter	☐	☐	☐

The Board of Directors recommends a vote "FOR" proposal 2:	**For**	**Against**	**Abstain**
2. Advisory Vote Approving Executive Compensation	☐	☐	☐

The Board of Directors recommends a vote of every "1 YEAR" for proposal 3:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
3. Advisory Vote on the Frequency of Future Advisory Votes Approving Executive Compensation	☐	☐	☐	☐

The Board of Directors recommends a vote "FOR" proposal 4:	**For**	**Against**	**Abstain**
4. Ratification of Selection of KPMG LLP as Independent Auditors	☐	☐	☐

The Board of Directors recommends a vote "AGAINST" proposals 5, 6, 7 and 8:	**For**	**Against**	**Abstain**
5. Climate Change Assessment Report	☐	☐	☐
6. Lower Threshold to Call Special Shareowner Meetings	☐	☐	☐
7. Methane Emissions and Flaring Targets	☐	☐	☐
8. Political Contributions and Expenditures Report	☐	☐	☐

THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED AS DIRECTED ABOVE. WHERE NO INSTRUCTION IS GIVEN, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE DIRECTION OF THE PROGRAM'S RETIREMENT COMMITTEE.

Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

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